UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):   February 11, 2011

KURRANT FOOD ENTERPRISES, INC.
(Exact name of registrant as specified in Charter)

Colorado		20-3902781
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 1 Zhidali Road, Economic Development Zone
Tenczhou, Shandong, P.R.China
(Address of Principal Executive Offices)

0632-395777
(Issuer Telephone number)

194 Hermosa Circle
Durango, Colorado 81301
Tel: (303) 349-9616
Former fiscal year September 30
 (Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

        Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant's pro forma financial statements and the related notes that will be filed herein.

Item 1.01 Entry Into A Material Definitive Agreement

On February 11, 2011 (the “Closing Date”), we entered into a Share Exchange Agreement (the “Exchange Agreement”) by and among (i) Zhidali Industrial Co., Ltd., a British Virgin Islands company, (“Zhidali Industrial”) (ii) Zhidali International Group Inc. (“Zhidali International”), the sole shareholder of Zhidali Industrial, (iii) us, and (iv) our principal stockholder.

In connection with the closing of the Exchange Agreement, Mr. Zhiqiang Yang, our majority shareholder, agreed to cancel his 10,175,000 shares of the Common Stock that he owned in the Company. Additionally, Christopher Bell, our sole officer and director resigned from our board of directors (the “Board”) and all officer positions that he held in the Company. Accordingly, we appointed Mr. Zhiqiang Yang as the Chairman of the Board and our Chief Executive Officer. Following the expiration of the ten (10) day time period following the mailing of an Information Statement complying with rule 14F-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Mr. Bell’s resignation as a director shall become effective, and Mr. Zhiqiang Yang shall serve as a director of the Company.

Our directors approved the Exchange Agreement and the transactions contemplated thereby. Simultaneously, the directors of Zhidali International also approved the Exchange Agreement and the transactions contemplated thereby.

As a result of the Exchange Agreement, the Company acquired 100% of the processing and production operations of Zhidali Industrial and its subsidiaries, the business and operations of which now constitutes our primary business and operations.   Specifically, as a result of the Exchange Agreement on February 11, 2011:

•
We acquired and now own 100% of the issued and outstanding shares of capital stock of Zhidali Industrial the British Virgin Islands holding company which indirectly controls Shandong Zhidali Industrial Co. ("Shandong Zhidali”) and its telecommunications business, through a series of agreements (the “VIE Agreements”);

•	We issued 47,358,127 shares of common stock to the Zhidali International.; and
•	Zhidali International was issued common stock of the Company constituting approximately 95% of the fully diluted outstanding shares.

A copy of the Exchange Agreement is filed as Exhibit 2.1 to this Form 8-K. The description of the transactions contemplated by this document does not purport to be complete and is qualified in its entirety by reference to the full text of the documents filed as exhibits hereto and incorporated herein by reference.

Zhidali Technology Ltd. (“Zhidali Technology”), a Hong Kong company, is 100% owned by Zhidali Industrial, and is the holder of 100% of the shares of Tengzhou City Yangshi Keguang Electronics Co., Ltd. (“Yangshi Keguang Electronics”), a wholly foreign owned enterprise with limited liability incorporated under the People’s Republic of China ((the “PRC”) laws..  Yangshi Keguang Electronics has entered into VIE Agreements  with Shandong Zhidali Industrial Co. Ltd. (“Shandong Zhidali”). Mr. Zhiqiang Yang holds a 99% equity interests in Shandong Zhidali and Ms. Xianhua Meng holds a 1% equity interest in Shandong Zhidali. Pursuant to VIE Agreements  signed by Yangshi Keguang Electronics, Shandong Zhidali and Shandong Zhidali’s shareholders, Yangshi Keguang Electronics now controls all management responsibilities of Shandong Zhidali.

Shandong Zhidali is a telecommunications company engaged in the broadcast service business as well as the production and sale of innovative digital and high-definition television set-top boxes in the city of TengZhou, Shandong Provience of the Peoples Republic of China (“PRC”).

This transaction is discussed more fully in Section 2.01 of this Current Report. The information therein is hereby incorporated into this Section 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

As described in Item 1.01 above, on February 11, 2011, we entered into the Exchange Agreement with Zhidali Industrial pursuant to which Zhidali International transferred all of the shares of Zhidali Industrial to us in exchange for the issuance of 47,358,127 shares of our common stock, which resulted in the Zhidali  International owning 95% of our outstanding shares. As a result of the Share Exchange, Zhidali Industrial became our wholly-owned subsidiary. In connection with the Exchange Agreement, our principal shareholder, Mr. ZhiqiangYang cancelled his 10,175,000 shares of the Common Stock that he owned in the Company.

BUSINESS

Overview

Prior to the Share Exchange, we developed, owned, and operated a catering business in Colorado through our subsidiary corporation, Kurrant Cuisine Enterprises, Inc. Kurrant Food Enterprises, Inc. (“Kurrant”) was formed as a corporation pursuant to the laws of the State of Colorado on May 3, 2005. The Company’s common stock is thinly traded on the over-the-counter market under the symbol KRTF. Prior to the Share Exchange, the Company generated revenues of $3,965 and net income of $14,523 for the fiscal year ended September 30, 2010

References to “we,” “our,” “ours” and “us” refer to Kurrant Food Enterprises, Inc. and its wholly owned subsidiary Zhidali Industrial Co., Ltd. (whose subsidiary entered into VIE Agreements with Shandong Zhidali Industrial Co., Ltd.), unless otherwise indicated.

Zhidali Industrial Co. Ltd. was incorporated under the laws of British Virgin Islands on June 23, 2010 to serve as an investment holding company, and Zhidali Technology Ltd. was incorporated under the laws of Hong Kong on July 6, 2010.  TengZhou City Yangshi Keguang Electronics Co. Ltd. was incorporated under the laws of the PRC on November 18, 2010, as wholly-owned subsidiary of Zhidali Technology Ltd.

Yangshi Keguang Electronics entered into a series of contractual agreements with Shandong Zhidali, a company incorporated under the laws of the PRC, and its shareholders, in which Yangshi Keguang Electronics effectively assumed management of the business activities of Shandong Zhidali and has the right to appoint all executives and senior management and the members of the board of directors of Shandong Zhidali. Shandong Zhidali was founded on January 28, 2008, and is headquartered in the Economic Development Area, TengZhou City, Shandong Province with registered capital of 20 million RMB. The contractual arrangements are comprised of a series of agreements, including an Exclusive Technical Consulting Service Agreement and Operating Agreement, through which Yangshi Keguang Electronics has the right to provide exclusive complete business support and technical and consulting service to Shandong Zhidali. Additionally, Shandong Zhidali’s shareholders, Zhiqiang Yang and Meng Xianhua, agree to pledge their rights, titles and equity interest in Shandong Zhidali as security for Yangshi Keguang Electronics to collect consulting and services fees provided to Shandong Zhidali through an Equity Interest Pledge Agreement Pledge. In order to further reinforce Yangshi Keguang Electronics’ rights to control and operate Shandong Zhidali, the shareholders of Shandong Zhidali have granted Yangshi Keguang Electronics the exclusive right and option to acquire all of their equity interests in Shandong Zhidali through an Exclusive Equity Interest Purchase Agreement. A copy of the Exclusive Technical Consulting Service Agreement, Operating Agreement, Exclusive Equity Interest Purchase Agreements, Equity Interest Pledge Agreements with Shandong Zhidali’s shareholders, Zhiqiang Yang and Meng Xianhua and Power of Attorney issued by Zhiqiang Yang and Meng Xianhua, are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8, respectively.

As all of the above mentioned companies are under common control, this has been accounted for as a reorganization of entities and the financial statements of Zhidali have been prepared as if the reorganization had occurred retroactively.  We have consolidated the operating results, assets and liabilities of Shandong Zhidali within our financial statements.

As a result of our reverse acquisition of Zhidali Industrial we have assumed the business and operations of Shandong Zhidali with our principal activities engaged in the broadcast service business as well as the production and sale of innovative digital and high-definition television set-top boxes in the city of TengZhou, Shandong Province of the Peoples Republic of China.

Kurrant’s current corporate structure is set forth below:

Products

Shandong Zhidali’s products include the production of: (1) digital television set-top box technology; (2) high definition media player; and (3) licensed and exclusive provider of TV set-top boxes and TV signal network operation for the city of TengZhou in the Shandong Province of the Peoples Republic of China.

Shandong Zhidali has formed a set-top box and media player company that sells its products directly to consumers, but also sells its products to distributors encompassing the northern Chinese market, as well as to OEM (“Original Equipment Manufacturers”) distribution and marketing. Shandong Zhidali has also obtained a 20 year exclusive operations agreement with the Administration of Radio Film and Television with the city of TengZhou (“ARFT”) to broadcast television programming through the use of our set-top boxes.

Pursuant to our agreement with the ARFT, we will not only be providing TV set-top boxes but will also be working to implement a TV signal network operation in conjunction with the ARFT. In that respect, TV networks that we are developing are comprised of the DVB-C system, the DTMB system and the MMS system.

The DVB-C system is a cable digital TV system that designed based on the concept of “Three networks integration.” It combines with program source, digital front-end CA, SMS, HFC composition.

The DTMB system is a wireless, digital television system which combines program source, digital front-end CA, SMS launch system, antenna feeder system and the composition of terminal receiver.

Finally, the MMS system is an Antenna microwave digital television system which combines program source, digital front-end  launching system, and an antenna feeder system all of which function with a terminal receiver.

All of these products and software are developed by us, apart from the launching system which we are dependent on ARFT to supply. We have independently completed all the programming of these systems, which also includes frequency planning and device debugging.

Product Characteristics

Digital TV Set-Top Box Technology

Shandong Zhidali has created a set-top box device, known as the ZDL-518, which provides access to over 40 digital channels. Shandong Zhidali will charge an annual fee of 180 RMB per subscriber. However, Shandong Zhidali will only begin to charge these subscription fees after the first year of the program’s launch, with the set goal of attracting customers to their programming in the first year. Additionally, the set-top box devices differentiate themselves from the traditional set-top boxes that only provide transmission to one fixed television. In that regard, our set-top boxes provide a wireless connection feature, which allows the transmission of the television programming to numerous televisions without the need for additional set-top boxes.

Additionally, the set-top boxes are equipped to retrieve FTA, self-developed CA encoded programs, SMS user management software, and can also support long distance online updates.

We have produced these set-top boxes with an eye toward expansion in the city of TengZhou where we have obtained an exclusive agreement to provide cable television programming. While there is no monthly subscription fees associated with the service, we will obtain revenue from the installation and sale of our set-top boxes.

Our digital TV set-top box establishes a stable TV signal which provides clear picture quality. Our HD TV set-top boxes can reach up to 1080p quality. Shandong Zhidali produces the following standard set-top boxes series: Standard Series: DVB-C set-top boxes, DTMB and OPSK set-top boxes. Shandong Zhidali also produces the following high definition set-top boxes series: DVB-C set-top boxes, DTMB and OPSK set-top boxes

High Definition Video Player

Our HD video players can decode all downloaded content from internet and transmit the high-definition video signal to the HD television for viewing. Additionally, our HD video players also provide a USB Interface and SD, MMC and CF card inputs, so as to meet the needs of our customers. We believe that future customers will obtain most of their television content from online sources. We believe that HD video players will become a viable low-cost option for consumers who want to enjoy HD content, and we believe our HD video player will be able to capitalize on this trend.

Agreements for the Exclusive Broadcast Of Digital Content and Use of Our Set-Top Boxes

Contract with the Administration of Radio

Film and Television of TengZhou City

In January 2010, Shandong Zhidali entered into an agreement with the Administration of Radio Film and Television of TengZhou City (“ARFT”) whereby Shandong Zhidali was awarded the exclusive right to operate and broadcast its television content via our set-top boxes. The agreement seeks to develop the wireless television broadcasting within TengZhou City, and seeks to develop between 48-100 channels of programming that will be transmitted to Shandong Zhidali set-top boxes within the area. As such, Shandong Zhidali is the exclusive provider to the 21 towns and villages of TengZhou city. A copy of the agreement between Shandong Zhidali and ARFT is annexed hereto as Exhibit 10.9.

Pursuant to the agreement, ARFT is obligated to issue all required frequency licenses, permits and will also provide favorable tax treatment and policies throughout the term of the agreement. ARFT will also provide the necessary infrastructure and technical support regarding the necessary TV programming and broadcast. Additionally, ARFT will also promote the project and will develop customers through its media networks, while also working to fight against illegal satellite receivers facilities and investigate all unauthorized satellite installations by individuals without proper permits.

Pursuant to the agreement, Shandong Zhidali will invest in the necessary infrastructure for the digital programming platform and digital signal launching system in connection with the project, with an investment of around 5,800,000 RMB, which includes coding software and technology service fees. Shandong Zhidali will also be responsible for installing the TV set-top boxes and instruct customers on how to use the devices. Shandong Zhidali will also assure the stability of the software and system. Finally, Shandong Zhidali is also contractually obligated to resolve any technical related problems and will be liable for losses related to a pause or failure of the signal caused by any failures in their devices.

The terms of the ARFT agreement provide that the agreement will be in effect for a period of 20 years. As such, the contract took effect in March 2010 and expires in March 2030. Additionally, the agreement provides that Shandong Zhidali will be the exclusive provider for television broadcasting services for a total of 21 towns and villages in TengZhou City. The agreement also provides that Shandong Zhidali is guaranteed to develop at least 200,000 subscribers.

Importantly, the agreement provides that the broadcasting services for the first year of the agreement will be free of charge to customers, in order to build a customer base. The ARFT agreement also provides for profit sharing between ARFT and Shandong Zhidali. In that regard, the profit sharing formula is staggered and provides an increased share for ARFT as time progresses. In the first 5 years of the agreement, ARFT will receive 30% of the profits with Shandong Zhidali receiving 70% of the profits. In years 5 through 15, ARFT will receive 40% of the profits with Shandong Zhidali receiving 60% of the profits. Finally, in years 16-20, ARFT and Shandong Zhidali will receive 50% of the profits respectively.

The ARFT agreement provides that, if any party breaches the agreement, then the breaching party will compensate the other at least 5 million RMB.  Finally, the ARFT agreement provides that both ARFT and Shandong Zhidali will co-incorporate the TengZhou City Zhidali Broadcast Network Co., Ltd. (ARFT 30% shares and the Company 70% shares).  The agreement also provides that any changes within ARFT will not impact the execution of the contract.

Supplier Agreements

Contracts with Shanghai Yuangong Trading Co., Ltd.

We have entered into two agreements with Shanghai Yuangong Trading Co., Ltd. (“Shanghai Yuangong”) for the purchase of galvanized steel coils used in the production of our products. Specifically, on November 12, 2010 we entered into an agreement to purchase 4.77 tons of galvanized steel coil from Shanghai Yuangong for a total purchase price of 34,248 RMB. Thereafter, on December 10, 2010 we entered into a second agreement for the purchase of 4.88 tons of galvanized steel coils for a total purchase price of 55,948 RMB. Copies of these agreements are annexed as Exhibit 10.10 and 10.11, respectively.

The agreements provide for the steel coils to be water, sun and dirt proof prior to delivery. Further, any damage to the products will result in a negotiated solution between the parties. Pursuant to PRC standards, reasonable losses of 0.3% of the standard weight of the products at the time it leaves Shanghai Yuangong’s facilities. The agreements also provide that the products will be of only first grade quality, and any disputes as to quality will be resolves through good faith negotiations, with local courts being a last resort.

Contracts with Beijing Xinlianyu Technology Co., Ltd.

We have entered into four agreements with Beijing Xinlianyu Technology Co., Ltd. (“Xinlianyu Technology”). On August 14, 2010, we agreed to purchase 500 chips, to be used in our remote controls, for a total purchase price of 995 RMB. A copy of this agreement is annexed as Exhibit 10.12.

On October 20, 2010, we agreed to purchase a variety of technological components, including tuners, plastic covers, inductor beads and plugs with a total purchase price of 41,338 RMB. We agreed to provide total payment for all items upon delivery of the goods. A copy of this agreement is annexed as Exhibit 10.13.

On October 27, 2010, we agreed to purchase 1,000 top box units, at a cost of 185 RMB per unit, for a total purchase price of 185,000 RMB. That agreement provided for a 30% deposit and the remaining 60% of the balance due upon delivery. A copy of this agreement is annexed as Exhibit 10.14.

Finally, on November 16, 2010, we agreed to purchase a variety of technological components, including tuners, plastic covers, inductor beads and plugs with a total purchase price of 250,419 RMB. We agreed to provide total payment for all items no later than December 25, 2010. A copy of this agreement is annexed as Exhibit 10.15.

Contracts with Shanghai High Definition Technology Industrial Co., Ltd.

Cooperation Agreement with Shanghai High Definition Technology Industrial Co., Ltd

On March 27, 2010, Shandong Zhidali entered into a letter of intent for cooperation with High Definition Technology Industrial Co., Ltd. (“Shanghai HD”) for the purpose of promoting and developing wireless digital television for TengZhou City in the Shandong Province. A copy of this agreement is annexed as Exhibit 10.16.

Pursuant to the letter of intent, Shandong Zhidali will provide facilities for operation testing and marketing of the project. Additionally, Shandong Zhidali has agreed that during the operation of the project, Shanghai HD will be Shandong Zhidali’s exclusive party in its development of wireless digital television in the Zaozhuang district, and will refrain from working with any other party with similar technological resources in that area. Shandong Zhidali has also agreed to provide Shanghai HD with all information necessary for product development and marketing. Finally, Shandong Zhidali will also have the right to request technological support from Shanghai HJD in its development of the China Digital Ground Radio Transmit Standard System GB20600, and other products made by Shanghai HD.

Pursuant to the agreement, Shanghai HD has agreed to provide its technological support to Shandong Zhidali to ensure the project’s progress, including providing consultant services. Additionally, Shanghai HD will also provide follow up customer service with respect to any upgrades necessary to the China Digital Ground Radio Transmit Standard System GB20600.

Supplier Agreements with Shanghai High Definition Technology Industrial Co., Ltd.

Shandong Zhidali has also entered into two(2) separate supplier agreements with Shanghai HD whereby Shanghai HD has become our primary supplier of modem chips for our products.

November 8, 2010 Modem Chip Supplier Agreement with Shanghai High Definition Technology Industrial Co., Ltd.

On November 8, 2010, we entered into an agreement with Shanghai HD for the purchase of 5,400 modem chips at a price of 21.78 RMB per unit. As such, the November 8, 2010 contract provided for the purchase of 117,612 RMB in modem chips. A copy of the March 23, 2010 agreement with Shanghai HD is annexed as Exhibit 10.17.

The agreement provides for the service/repair of the products and an exchange and return of any defective chips for one year from the purchase date. Delivery was set to be made within three days of delivery of payment for the modem chips.

December 3, 2010 Modem Chip Supplier Agreement with Shanghai High Definition Technology Industrial Co., Ltd.

On December 3, 2010 we entered into an agreement with Shanghai HD for the purchase of 27,000 modem chips at a price of 17.98 RMB per unit. As such, the December 3, 2010 contract provided for the purchase of 485,460 RMB in modem chips. A copy of the December 3, 2010 agreement with Shanghai HD is annexed as Exhibit 10.18.

The agreement provides for the service/repair of the products and an exchange and return of any defective chips for one year from the purchase date. Delivery was set to be made within three days of delivery of payment for the modem chips.

Supplier Agreement with Vertex Electronics Technology Co., Ltd.

On December 10, 2010, Shandong Zhidali entered into a supplier agreement with Vertex Electronics Technology Co., Ltd. (“Vertex”). A copy of the agreement with Vertex is annexed as Exhibit 10.19.

The agreement provides that Shandong Zhidali will purchase 13,000 electrical components from Vertex at a contract unit price of 0.5 RMB per unit. As such, the total contract price for the units is 6,500 RMB.

The agreement with Vertex provides for full payment by Shandong Zhidali upon delivery. Additionally, the purchase price includes the 17% value added tax. Furthermore, the agreement provides that any dispute between the parties shall be resolved amicably and through good faith negotiations. However, in the event that the dispute cannot be remedied through negotiations, the agreement provides that either party may submit the dispute to a local court.

Production Capacity

Our modern equipment and technology, combined with advanced processing techniques, helps ensure that our products are of the highest quality.  The careful management in our manufacturing and production of our products also leads to high quality products.

We implemented strict quality control on each process in purchasing, storage, processing and distribution. We keep any items that are examined in the course of quality control inspections for one year in accordance with National Technology Quality Supervision Bureau requirements. We cooperate fully with the Bureau during their random testing and examination of our products.

Intellectual Property

We own and utilize the trademarks, copyrights and domain name listed below. We continuously look to increase the number of our trademarks and copyrights where necessary to protect valuable intellectual property. We regard our trademarks and other intellectual property as valuable assets and believe that they have significant value in the marketing of our products. We vigorously protect our trademarks against infringement, including through the use of cease and desist letters, administrative proceedings and lawsuits.

We rely on trademark, copyright and trade secret protection, non-disclosure agreements and licensing arrangements to establish, protect and enforce intellectual property rights in our logos, trade names and in the marketing of our products. In particular, we believe that our future success will largely depend on our ability to maintain and protect the Shandong Zhidali trademark. Despite our efforts to safeguard and maintain our intellectual property rights, we cannot be certain that we will be successful in this regard. Furthermore, we cannot be certain that our trademarks, products and promotional materials or other intellectual property rights do not or will not violate the intellectual property rights of others, that our intellectual property would be upheld if challenged or that we would, in such an event, not be prevented from using our trademarks or other intellectual property rights. Such claims, if proven, could materially and adversely affect our business, financial condition and results of operations. In addition, although any such claims may ultimately prove to be without merit, the necessary management attention to and legal costs associated with litigation or other resolution of future claims concerning trademarks and other intellectual property rights could materially and adversely affect our business, financial condition and results of operations.

The laws of certain foreign countries do not protect intellectual property rights to the same extent or in the same manner as do the laws of the PRC. Although we continue to implement protective measures and intend to defend our intellectual property rights vigorously, these efforts may not be successful or the costs associated with protecting our rights in certain jurisdictions may be prohibitive. From time to time we may discover products in the marketplace that are counterfeit reproductions of our products or that otherwise infringe upon intellectual property rights held by us. Actions taken by us to establish and protect our trademarks and other intellectual property rights may not be adequate to prevent imitation of our products by others or to prevent others from seeking to block sales of our products as violating trademarks and intellectual property rights. If we are unsuccessful in challenging a third party’s products on the basis of infringement of our intellectual property rights, continued sales of such products by that or any other third party could adversely impact the Shandong Zhidali brand, result in the shift of consumer preferences away from our products and generally have a material adverse effect on our business, financial condition and results of operations.

On March 23, 2010, Shandong Zhidali applied for three patents, with an application fee of 4,800RMB. Currently, Shandong Zhidali has three patent applications pending relating to its business as follows:

No.	Application No.	Patent Name	Applicant	Issuance Date
1	201020138139.X	All-In-One Network Television	Shandong Zhidali	March 23, 2010

2	201020138141.7	Energy Saving Digital TV Top-Box Switch Power Board	Shandong Zhidali	March 23, 2010

3	201020138156.3	High Digital Player	Shandong Zhidali	March 23, 2010

Trademarks

Through Shandong Zhidali, we have registered the following trademark with the Trademark Office, State Administration for Industry and Commerce in the PRC:

However, after Shandong Zhidali changed its company name from Zhidali (“智达利”) to Zhidali (“智达立”), it has not make the corresponding change regarding the registrant of this trademark. Although Shandong Zhidali can still use the trademark, its legal ownership to this trademark maybe challenged by any third party who may question the inconsistency between the current company name and the one registered on the Certificate of Registration of Trademark.

We plan to file for extension with the Trademark Office of the above trademark before the expiration date. We also have three trademark applications pending as follows:

No.	Application No.	Trademark Name	Trademark Category	Applicant	Application Date
1	8889300	ZHIDALI (GRAPH)	9	Shandong Zhidali	November 26, 2010

2	8889262	智达立	9	Shandong Zhidali	November 26, 2010

3	8889354	ZHIDALI (GRAPH)	38	Shandong Zhidali	November 26, 2010

Domain Names

Shandong Zhidali owns the domain name www.zhidali.cn. Shandong Zhidali also owns the domain name www.zhidali.net.

Government Regulation

We obtain licenses and permits from the applicable government agencies each year for the production of our set-top boxes and HD media players. We believe that we have never been penalized by the bureau.

Legal Proceedings

We are currently not involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations. To our knowledge, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of our executive officers or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or any of our companies or our companies’ subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

Employees

We currently have approximately 97 full-time employees.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Current Report before making an investment decision with regard to our securities. The statements contained in or incorporated into this Current Report that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business

Substantially all of our business, assets and operations are located in PRC.

Substantially all of our business, assets and operations are located in China. The economy of China differs from the economies of most developed countries in many respects. The economy of China has been transitioning from a planned economy to a market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry by imposing industrial policies. It also exercises significant control over China's economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Some of these measures benefit the overall economy of China, but may have a negative effect on us.

We are a development stage company and currently have no recurring revenues. Accordingly, there is substantial doubt about our ability to continue as a going concern until we demonstrate the ability to operate our business profitably or obtain sufficient financing to fund our operations.  Our business plan depends on our ability to complete our plant facility and successfully manufacture and distribute our products. Because we have a limited operating history, it is difficult to predict our future performance.

Although our predecessor entity was formed in January 2008, we have been and continue to be a development stage company. Therefore, we have limited operating and financial history available to help potential investors evaluate our past performance and the risks of investing in us. Moreover, our limited historical financial results may not accurately predict our future performance. Companies in their initial stages of development present substantial business and financial risks and may suffer significant losses. As a result of the risks specific to our new business and those associated with new companies in general, it is possible that we may not be successful in implementing our business strategy.

We have no history of revenues from operations. Accordingly, there is substantial doubt about our ability to continue as a going concern until we demonstrate the ability to operate our business profitably or obtain sufficient financing to fund our operations.  We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. Our success is significantly dependent on completing our plant facility and successfully manufacturing and distributing our products. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to operate on a profitable basis. We are in the development stage and potential investors should be aware of the difficulties normally encountered by enterprises in the development stage. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in the Company.

If we are unable to obtain additional funding, business operations will be harmed and if we do obtain additional financing existing shareholders may suffer substantial dilution.
We will require additional funds to expand our operations and meet our contractual commitments. We anticipate that we will require additional capital to fund continued operations for the next twelve months, depending on revenue, if any, from operations. Additional capital will likely be required to effectively support the operations and to otherwise implement our overall business strategy. We have raised some capital to date, including the issuance of debt and equity but we currently do not have any contracts or firm commitments for additional financing. There can be no assurance that additional financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may diminish our ability to continue to conduct our business operations. If we are unable to obtain additional financing, we will likely be required to curtail our operations and possibly cease operations. Any additional equity financing may involve substantial dilution to then existing shareholders.

Our success depends on our management team and other key personnel, the loss of any of whom could disrupt our business operations.

Our future success will depend in substantial part on the continued services of our senior management. The loss of the services of one or more of our key personnel could impede implementation of our business plan and result in reduced profitability. Our future success will also depend on the continued ability to attract, retain and motivate highly qualified technical sales and marketing customer support. Because of the rapid growth of the economy in the PRC, competition for qualified personnel is intense. We cannot guarantee that we will be able to retain our key personnel or that we will be able to attract, assimilate or retain qualified personnel in the future. If we are unsuccessful in our efforts in this regard, it could have an adverse effect on our business, financial condition and results of operations.

Dependence on Consumer Preference

We are susceptible to fluctuations in our business based upon consumer demand for our products. In addition, we cannot guarantee that increases in demand for our products associated with increases in the deployment of new technology will continue. We believe that our success depends on our ability to anticipate, gauge and respond to fluctuations in consumer preferences. However, it is impossible to predict with complete accuracy the occurrence and effect of fluctuations in consumer demand over a product’s life cycle. Moreover, we caution that any growth in revenues that we achieve may be transitory and should not be relied upon as an indication of future performance.

We depend on heavily on only a few suppliers, the loss of which could materially adversely affect our operations and revenues.

We obtain a majority of our electronic components from Shanghai High Definition Technology Industrial Co., Ltd., Shanghai Yuangong Trading Co., Ltd. and Beijing Xinlianyu Technology Co., Ltd. In the event that these suppliers do not sell us an adequate supply of components, or increases the price of these components, or in the event of any impurities or other problems with the components, the results of our operations would be materially impaired especially if we are unable to find an alternate source of electronic components for our products at reasonable prices.

Our business depends primarily on our agreement with the Administration of Radio Film and Television of TengZhou City the loss of which could materially adversely affect our operations and revenues.

We have entered into an agreement with Administration of Radio Film and Television of TengZhou City to become exclusive broadcaster of digital content and exclusive use of our set-top boxes in TengZhou City in Shandong Province. In the event that Administration of Radio Film and Television of TengZhou City ceases to honor our agreement the results of our operations would be materially impaired, especially if we are unable to find an alternate purchaser for our technological products.

Dependence Upon New Product Introduction

Our ability to remain competitive in the TV set-top box and media player market will depend considerably upon our ability to successfully identify new product opportunities, as well as develop and introduce these products and enhancements on a timely and cost effective basis. There can be no assurance that we will be successful at developing and marketing new products or enhancing our existing products, or that these new or enhanced products will achieve consumer acceptance and, if achieved, will sustain that acceptance. In addition, there can be no assurance that products developed by others will not render our products non-competitive or obsolete or that we will be able to obtain or maintain the rights to use proprietary technologies developed by others which are incorporated in our products. Any failure to anticipate or respond adequately to technological developments and customer requirements, or any significant delays in product development or introduction, may have a material adverse effect on our operating results, financial condition and cash flows.

In addition, the introduction of new products may require significant expenditures for research and development, tooling, manufacturing processes, inventory and marketing. In order to achieve high volume production of any new product, we may have to make substantial investments in inventory and expand our production capabilities.

Potential for Litigation

As is typical in our industry and for the nature and kind of business in which we are engaged, from time to time various claims, charges and litigation are asserted or commenced by third parties against us or by us against third parties, arising from or related to product liability, infringement of patent or other intellectual property rights, breach of warranty, contractual relations or employee relations. The amounts claimed may be substantial, but they may not bear any reasonable relationship to the merits of the claims or the extent of any real risk of court awards assessed against us or in our favor.

Proprietary Technologies

We produce highly complex products that incorporate leading-edge technology, including hardware, firmware, and software. Firmware and software may contain bugs that may unexpectedly interfere with product operation. There can be no assurance that our testing programs will detect all defects in individual products or defects that may affect numerous shipments. The presence of defects may harm customer satisfaction, reduce sales opportunities, or increase returns. An inability to cure or repair such a defect may result in the failure of a product line, temporary or permanent withdrawal from a product or market, damage to our reputation, increased inventory costs, or product reengineering expenses, any of which may have a material impact on our operating results, financial condition and cash flows.

Our failure to comply with increasingly stringent environmental regulations and related litigation could result in significant penalties, damages and adverse publicity for our business.

In recent years, the government of China has become increasingly concerned with the degradation of China’s environment that has accompanied the country’s rapid economic growth. In the future, we expect that our operations and properties will be subject to extensive and increasingly stringent laws and regulations pertaining to, among other things, the discharge of materials into the environment and the handling and disposition of wastes (including solid and hazardous wastes) or otherwise relating to protection of the environment. Failure to comply with any laws and regulations and future changes to them may result in significant consequences to us, including civil and criminal penalties, liability for damages and negative publicity. Additional environmental issues may require currently unanticipated investigations, assessments or expenditures, or that requirements applicable to us will not be altered in ways that will require us to incur significant additional costs. To date, we have not obtained the Pollutant Discharge Permit or made the Pollutant Discharge Report Registration.

Potential environmental liability could have a material adverse effect on our operations and financial condition.

To the knowledge of our management team, neither the production nor the sale of our products constitutes activities, or generates materials that create any environmental hazards or violates PRC environmental laws. Although it has not been alleged by PRC government officials that we have violated any current environmental regulations, we cannot assure you that the PRC government will not amend the current PRC environmental protection laws and regulations. Our business and operating results may be materially and adversely affected if we were to be held liable for violating existing environmental regulations or if we were to increase expenditures to comply with environmental regulations affecting our operations.

We require various licenses and permits to operate our business, and the loss of or failure to renew any or all of these licenses and permits could require us to suspend some or all of our production or distribution operations.

In accordance with PRC laws and regulations, we are required to maintain various licenses and permits in order to operate our business. We may not possess all of the approvals, permits and licenses required for all of our business activities. In addition, there may be circumstances under which an approval, permit or license granted by a governmental agency is subject to change without substantial advance notice, and it is possible that we could fail to obtain an approval, permit or license that is required to expand our business as we intend. Failure to pass these inspections, or the loss of or failure to renew our licenses and permits, could require us to temporarily or permanently suspend some or all of our production or distribution operations, which could disrupt our operations and adversely affect our revenues and profitability.

Any disruption of the operations in our factories would damage our business.

Our operations could be interrupted by fire, flood, earthquake and other events beyond our control for which we may not carry adequate insurance. Any disruption of the operations in our factories would have a significant negative impact on our ability to store and deliver products which would cause a potential diminution in sales, the cancellation of orders, damage to our reputation and potential lawsuits.

We may encounter substantial competition in our business and our failure to compete effectively may adversely affect our ability to generate revenue.

We believe that existing and new competitors will continue to improve their products and to introduce new products with competitive price and performance characteristics. We expect that we will be required to continue to invest in product development and productivity improvements to compete effectively in our markets. Our competitors could develop a more efficient product or undertake more aggressive and costly marketing campaigns than ours, which may adversely affect our marketing strategies and could have a material adverse effect on our business, results of operations and financial condition.

Our major competitors may be better able than we to successfully endure downturns in our sector. In periods of reduced demand for our products, we can either choose to maintain market share by reducing our selling prices to meet competition or maintain selling prices, which would likely sacrifice our market share. Sales and overall profitability would be reduced in either case. In addition, we cannot assure you that additional competitors will not enter our existing markets, or that we will be able to compete successfully against existing or new competition.

We may not be able to obtain regulatory or governmental approvals for our products.

The manufacture and sale of our products in the PRC is regulated by the PRC and the local Provincial Government. The legal and regulatory regime governing our industry is evolving, and we may become subject to different, including more stringent, requirements than those currently applicable to us. We may be vulnerable to local and national government agencies or other parties who wish to renegotiate the terms and conditions of, or terminate their agreements or other understandings with us, or implement new or more stringent requirements, which may require us to suspend or delay production of the products. Our many permits and licenses related to our industries may expire and there is not guarantee the government or certifying agency will renew our licenses and/or certifications.

We may experience major accidents in the course of our operations, which may cause significant property damage and personal injuries.

We may experience major accidents in the course of our operations, which may cause significant property damage and personal injuries. Significant industry-related accidents and natural disasters may cause interruptions to various parts of our operations, or could result in property or environmental damage, increase in operating expenses or loss of revenue. The occurrence of such accidents and the resulting consequences may not be covered adequately, or at all, by the insurance policies we carry. Losses or payments incurred may have a material adverse effect on our operating performance if such losses or payments are not fully insured.

We could face increased competition.

Our principal market, Shandong Province, has enjoyed stronger economic growth and a higher demand for construction than many other regions of China. As a result, we believe that competitors will try to expand their sales and build up their distribution networks in our principal market. We believe this trend will continue and probably accelerate. Increased competition may have a material adverse effect on our financial condition and results of operations.

We need to manage growth in operations to maximize our potential growth and achieve our expected revenues and our failure to manage growth will cause a disruption of our operations resulting in the failure to generate revenue at levels we expect.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our manufacturing and marketing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

If we need additional capital to fund our growing operations, we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations.

If adequate additional financing is not available on reasonable terms, we may not be able to undertake plant expansion, purchase additional machinery and purchase equipment for our operations and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our shares of common stock can also be expected to be subject to volatility resulting from purely market forces over which we will have no control. If we need additional funding we will, most likely, seek such funding in the United States (although we may be able to obtain funding in the PRC) and the market fluctuations affect on our stock price could limit our ability to obtain equity financing.

If we cannot obtain additional funding, we may be required to: (i) limit our plant expansion; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures.

Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to the units. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

We may need to hire additional employees.

Our future success also depends upon our continuing ability to attract and retain highly qualified personnel. Expansion of our business and our management and operations will require additional managers and employees with industry experience, and our success will be highly dependent on our ability to attract and retain skilled management personnel and other employees. There can be no assurance that we will be able to attract or retain highly qualified personnel. Competition for skilled personnel in the agriculture industry is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees.

We may not be able to meet the accelerated filing and internal control reporting requirements imposed by the Securities and Exchange Commission resulting in a possible decline in the price of our common stock and our inability to obtain future financing.

As directed by Section 404 of the Sarbanes-Oxley Act, as amended by SEC Release No. 33-8934 on June 26, 2008, the Securities and Exchange Commission adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports.  In addition, the independent registered public accounting firm auditing a company’s financial statements must also attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting as well as the operating effectiveness of the company’s internal controls. Commencing with our annual report for fiscal year 2011, we will be required to include a report of management on its internal control over financial reporting.  The internal control report must include a statement:

•	of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

•	of management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and

•	of the framework used by management to evaluate the effectiveness of our internal control over financial reporting.

Furthermore, in the following year, our independent registered public accounting firm is required to file a separate attestation report regarding our internal financial reporting controls stating whether it believes that we have maintained, in all material respects, effective internal controls over financial reporting.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule.  In the event that we are unable to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the Securities and Exchange Commission, which could also adversely affect the market price of our securities and our ability to secure additional financing as needed.

Our operations are currently focused in China, and any adverse change to the economy or business environment in China could significantly affect our operations, which would lead to lower revenues and reduced profitability.

Our operations are currently concentrated in China. Because of this concentration in a specific geographic location, we are susceptible to fluctuations in our business caused by adverse economic or other conditions in this region, including natural or other disasters. A stagnant or depressed economy in China, or in any of the other markets that we serve, could adversely affect our business, results of operations and financial condition.

If our land use rights are revoked, we would have no operational capabilities.

Under Chinese law land is owned by the state or rural collective economic organizations.  The state may issue to a land user a land use right certificate giving such land user certain rights akin to land ownership of the land for a fixed period of time of generally 50 years or more.  Such land use rights, however, can be revoked and the land user forced to vacate at any time when redevelopment of the land is in the public interest.  The public interest rationale is interpreted quite broadly and the process of land appropriation may be less than transparent.  The land on which our headquarters and production facility occupies relies on such land use rights, and the loss of such rights would have a material adverse effect on our company and our operations.

Labor disputes could significantly affect our operations.

Labor disputes with our employees or labor disputes, work stoppages or slowdowns at any of its subcontractors or suppliers could significantly disrupt operations or expansion plans. Delays caused by any such disruptions could materially affect projections for increased capacity, production and revenues, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Risks Relating to Our Corporate Structure

Our contractual arrangements with Shandong Zhidali and its shareholders may not be as effective in providing control over these entities as direct ownership.

We have no equity ownership interest in Shandong Zhidali and rely on the contractual arrangements of the VIE Agreements to control and operate Shandong Zhidali. These contractual arrangements may not be as effective in providing control over Shandong Zhidali as direct ownership. For example, Shandong Zhidali could fail to take actions required for our business or fail to pay dividends to Yangshi Keguang Electronics despite its contractual obligation to do so. If Shandong Zhidali fails to perform its obligation under the VIE Agreements, we may have to rely on legal remedies under PRC law, which may not be effective. In addition, we cannot assure you that Shandong Zhidali’s stockholders will always act in our best interests.

Our contractual arrangements with Shandong Zhidali may result in adverse tax consequences to us.

As a result of our corporate structure and contractual arrangements between Yangshi Keguang Electronics and Shandong Zhidali, Yangshi Keguang Electronics is effectively subject to the 5% PRC business tax on revenues derived from Shandong Zhidali pursuant to the VIE Agreements. Yangshi Keguang Electronics is subject to the business tax, while Shandong Zhidali, as a manufacturer, instead of a service provider, is not subject to the business tax. Moreover, we would be subject to adverse tax consequences if the PRC tax authorities were to determine that the VIE Agreements between Yangshi Keguang Electronics and Shandong Zhidali were not on an arm’s length basis and therefore constitute a favorable transfer pricing. As a result, the PRC tax authorities could request that we adjust its taxable income upward for PRC tax purposes. Such a pricing adjustment could adversely affect us by:

•
increasing Shandong Zhidali’s tax expenses without reducing Yangshi Keguang Electronics’s tax expenses, which could subject Shandong Zhidali to late payment fees and other penalties for under-payment of taxes; and/or

•	resulting in Yangshi Keguang Electronics’s loss of its preferential tax treatment.

The principal shareholder of Shandong Zhidali has potential conflicts of interest with us, which may adversely affect our business.

Zhiqiang Yang, our Chairman and Chief Executive Officer, is also the principal shareholder of Shandong Zhidali. Conflicts of interests between his duties to our company and Shandong Zhidali may arise. As Mr. Zhiqiang Yang is a director and executive officer of our company, he has a duty of loyalty and care to us under Colorado State law when there are any potential conflicts of interests between our company and Shandong Zhidali. Additionally, Mr. Zhiqiang Yang has executed an irrevocable power of attorney to appoint the individual designated by us to be his attorney-in-fact to vote on his behalf on all Shandong Zhidali matters requiring shareholder approval. We cannot assure, however, that when conflicts of interest arise, Mr. Zhiqiang Yang will act completely in our interests or that conflicts of interests will be resolved in our favor. In addition Mr. Zhiqiang Yang could violate his employment agreement with us or his legal duties by diverting business opportunities from us to others. In addition, Mr. Zhiqiang Yang may be able to cause the VIE Agreements to be performed, amended or terminated in a manner adverse to us by, among other things, failing to remit payments to us on a timely basis or operating Shandong Zhidali so as to cause harm to our business. If we cannot resolve any conflicts of interest between us and Mr. Zhiqiang Yang, we would have to rely on legal proceedings, which could result in the disruption of our business.

PRC laws and regulations governing our businesses and the validity of certain of our contractual arrangements are uncertain. If we are found to be in violation of such PRC laws and regulations, our business may be negatively affected.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of Yangshi Keguang Electronics’s contractual arrangements with Shandong Zhidali.

We and Yangshi Keguang Electronics are considered foreign investors or foreign invested enterprises under PRC law. As a result, we and Yangshi Keguang Electronics are subject to limitations under PRC law on foreign ownership of Chinese companies. According to the Catalogue of Industries for Guiding Foreign Investment (the “Catalogue”), there are four kinds of industries which are encouraged, permitted, restricted and prohibited for foreign investment. Although the primary business of Shandong Zhidali is not within the category in which foreign investment is currently restricted or prohibited, the uncertainty of PRC law, regulations and governmental policies affecting foreign ownership may result in us being required to hold (or, conversely, being prohibited from holding), directly or indirectly, a given percentage of Shandong Zhidali’s equity interests. Our VIE Agreements with Shandong Zhidali and the Shandong Zhidali Stockholders allow us to substantially control Shandong Zhidali through Yangshi Keguang Electronics without exercising the exclusive equity interest purchase agreement.

However, there are substantial uncertainties regarding the interpretation, application and enforcement of current PRC laws and regulations and the PRC government may determine that the contractual arrangements were designed to circumvent the applicable PRC laws and regulations. Accordingly, we cannot assure you that our contractual arrangements with Shandong Zhidali and the Shandong Zhidali Stockholders will be enforceable, which may make it difficult to exert effective control over Shandong Zhidali. Further, we may be subject to sanctions, including fines, and could be required to restructure our business and operations or cease to provide certain services or products. If any of the foregoing occurs, our ability to conduct our business may be negatively affected and our financial conditions, results of operations and prospects could be materially and adversely impacted.

The effectiveness of the share pledges in our equity pledge agreements with Shandong Zhidali and its shareholders is uncertain under the PRC Property Rights Law.

Under the equity pledge agreements among Yangshi Keguang Electronics, Shandong Zhidali and its shareholders, these shareholders agree to pledge all of their equity interests in Shandong Zhidali to Yangshi Keguang Electronics to secure the performance of the obligations by Shandong Zhidali and its shareholders under the contractual arrangements. According to the PRC Property Rights Law, which became effective as of October 1, 2007, a share pledge is not effective without being registered with the relevant local industry and commerce bureau. We have not registered those equity pledges with relevant local industry and commerce bureaus, and our share pledges may be deemed ineffective before they are registered under the PRC Property Rights Law, and we may not be able to successfully enforce the share pledges, if prior to such registration, Shandong Zhidali and its shareholders breach their respective obligations under the contractual arrangements that established our operations in China.

Risks Relating to Operations in the People's Republic of China

Certain political, geographic and economic factors relating to operating in the PRC could adversely affect our company.

The PRC is transitioning from a planned economy to a market economy. While the PRC government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the PRC economy is still operating under five-year plans and annual state plans. Through these plans and other economic measures, such as control on foreign exchange, taxation and restrictions on foreign participation in the domestic market of various industries, the PRC government exerts considerable direct and indirect influence on the economy. Many of the economic reforms carried out by the PRC government are unprecedented or experimental, and are expected to be refined and improved. Other political, economic and social factors can also lead to further readjustment of such reforms. This refining and readjustment process may not necessarily have a positive effect on our operations or future business development. Our operating results may be adversely affected by changes in the PRC's economic and social conditions as well as by changes in the policies of the PRC government, such as changes in laws and regulations (or the official interpretation thereof), measures which may be introduced to control inflation, changes in the interest rate or method of taxation, and the imposition of restrictions on currency conversion in addition to those described below.

The uncertainties of many relatively new PRC laws that may apply to us create an unpredictable environment for our business operations and could have a material adverse effect on us.

The PRC legal system is a civil law system. Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value. In 1979, the PRC began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in the PRC and to regulate foreign investment. Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could have a negative impact on our business and business prospects.

The application of PRC regulations relating to the overseas listing of PRC domestic companies is uncertain, and we may be subject to penalties for failing to request approval of the PRC authorities prior to listing our shares in the U.S.

On August 8, 2006, six PRC government agencies, namely, the Ministry of Commerce, or MOFCOM, the State Administration for Industry and Commerce, or SAIC, the China Securities Regulatory Commission, or CSRC, the State Administration of Foreign Exchange, or SAFE, the State Assets Supervision and Administration Commission, or SASAC, and the State Administration for Taxation, or SAT, jointly issued the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “New M&A Rules”), which became effective on September 8, 2006. The New M&A Rules purport, among other things, to require offshore “special purpose vehicles,” that are (1) formed for the purpose of overseas listing of the equity interests of PRC companies via acquisition and (2) are controlled directly or indirectly by PRC companies and/or PRC individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on overseas stock exchanges. Based on our understanding of current PRC Laws and as advised by our PRC counsel, (i) Yangshi Keguang Electronics was incorporated by a foreign owned enterprise, and there was no acquisition of the equity or assets of a “PRC domestic company” as such term is defined under the New M&A Rules and (ii) no provision in the New M&A Rules clearly classifies the contractual arrangements between Yangshi Keguang Electronics and Shandong Zhidali as a type of transaction falling within the New M&A Rules. Therefore, we were and are not required to obtain the approval of CSRC under the New M&A Rules in connection with this offering.

However, there are substantial uncertainties regarding the interpretation, application and enforcement of the New M&A Rules and CSRC has yet to promulgate any written provisions or formally declare or state whether the overseas listing of a PRC-related company structured similar to ours is subject to the approval of CSRC. Any violation of these rules could result in fines and other penalties on our operations in China, restrictions or limitations on remitting dividends outside of China, and other forms of sanctions that may cause a material and adverse effect to our business, operations and financial conditions.

The new mergers and acquisitions regulations also established additional procedures and requirements that are expected to make merger and acquisition activities by foreign investors more time-consuming and complex, including requirements in some instances that the Ministry of Commerce be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise that owns well-known trademarks or China’s traditional brands. We may grow our business in part by acquiring other businesses. Complying with the requirements of the new mergers and acquisitions regulations in completing this type of transactions could be time-consuming, and any required approval processes, including CSRC approval, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

Recent PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders or our PRC subsidiaries to penalties, limit our ability to distribute capital to our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute funds to us, or otherwise adversely affect us.

The SAFE issued a public notice in October 2005, or the SAFE Circular No. 75, requiring PRC residents to register with the local SAFE branch before establishing or controlling any company outside of China for the purpose of capital financing with assets or equities of PRC companies, referred to in the SAFE Circular No. 75 as SPVs. PRC residents who are shareholders of SPVs established before November 1, 2005 were required to register with the local SAFE branch before March 31, 2006. Further, PRC residents are required to file amendments to their registrations with the local SAFE branch if their SPVs undergo a material event involving changes in capital, such as changes in share capital, mergers and acquisitions, share transfers or exchanges, spin-off transactions or long-term equity or debt investments. Currently, we do not have shareholders whom we know to be PRC residents. However, there is no assurance that all future shareholders who are PRC residents will make or obtain applicable registrations or comply with other requirements of Circular No. 75 or other rules.  Any failure by any of our future shareholders who are PRC residents to comply with relevant requirements under this regulation could subject us to fines or sanctions imposed by the PRC government, including restrictions on Yangshi Keguang Electronics’s ability to pay dividends or make distributions and our ability to invest in PRC subsidiaries.

Currency conversion could adversely affect our financial condition.

The PRC government imposes control over the conversion of Renminbi into foreign currencies. Under the current unified floating exchange rate system, the People's Bank of China publishes an exchange rate, which we refer to as the PBOC exchange rate, based on the previous day's dealings in the inter-bank foreign exchange market. Financial institutions authorized to deal in foreign currency may enter into foreign exchange transactions at exchange rates within an authorized range above or below the PBOC exchange rate according to market conditions.

Pursuant to the Foreign Exchange Control Regulations of the PRC issued by the State Council which came into effect on April 1, 1996, and the Regulations on the Administration of Foreign Exchange Settlement, Sale and Payment of the PRC which came into effect on July 1, 1996, regarding foreign exchange control, conversion of Renminbi into foreign exchange by Foreign Investment Enterprises, or FIEs, for use on current account items, including the distribution of dividends and profits to foreign investors, is permissible. FIEs are permitted to convert their after-tax dividends and profits to foreign exchange and remit such foreign exchange to their foreign exchange bank accounts in the PRC. Conversion of Renminbi into foreign currencies for capital account items, including direct investment, loans, and security investment, is still under certain restrictions. On January 14, 1997, the State Council amended the Foreign Exchange Control Regulations and added, among other things, an important provision, which provides that the PRC government shall not impose restrictions on recurring international payments and transfers under current account items.

Enterprises in the PRC (including FIEs) which require foreign exchange for transactions relating to current account items, may, without approval of the State Administration of Foreign Exchange, or “SAFE,” effect payment from their foreign exchange account or convert and pay at the designated foreign exchange banks by providing valid receipts and proofs.

Convertibility of foreign exchange in respect of capital account items, such as direct investment and capital contribution, is still subject to certain restrictions, and prior approval from the SAFE and its relevant branches must be sought.

Furthermore, the Renminbi is not freely convertible into foreign currencies nor can it be freely remitted abroad. Under the PRC’s Foreign Exchange Control Regulations and the Administration of Settlement, Sales and Payment of Foreign Exchange Regulations, Foreign Invested Enterprises are permitted either to repatriate or distribute its profits or dividends in foreign currencies out of its foreign exchange accounts, or exchange Renminbi for foreign currencies through banks authorized to conduct foreign exchange business. The conversion of Renminbi into foreign exchange by Foreign Invested Enterprises for recurring items, including the distribution of dividends to foreign investors, is permissible. The conversion of Renminbi into foreign currencies for capital items, such as direct investment, loans and security investment, is subject, however, to more stringent controls.

Exchange rate volatility could adversely affect our financial condition.

Since 1994, the exchange rate for Renminbi against the United States dollar has remained relatively stable. However, in 2005, the Chinese government announced that it would begin pegging the exchange rate of the Chinese Renminbi against a number of currencies, rather than just the U.S. dollar and, the exchange rate for the Renminbi against the U.S. dollar became RMB8.02 to $1.00. If we decide to convert Chinese Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Chinese Renminbi we convert would be reduced. There can be no assurance that future movements in the exchange rate of Renminbi and other currencies will not have an adverse effect on our financial condition.

Failure to comply with PRC regulations regarding the registration requirements for employee stock ownership plans or share option plans may subject our PRC stock incentive plan participants or us to fines and other legal or administrative sanctions.

In December 2006, the People’s Bank promulgated Administrative Measures for Individual Foreign Exchange, or the Individual Foreign Exchange Rules, setting forth the requirements for foreign exchange transactions by PRC individuals under either the current account or the capital account. In January 2007, SAFE issued Implementing Rules for the Individual Foreign Exchange Rules, which, among other things, specified approval requirements for certain capital account transactions such as a PRC citizen’s participation in the employee stock ownership plans or stock option plans of an overseas publicly-listed company. On March 28, 2007, SAFE promulgated the Application Procedure of Foreign Exchange Administration for Domestic Individuals Participating in Employee Stock Holding Plan or Stock Option Plan of Overseas-Listed Company, or “Circular 78.” Under Circular 78, PRC citizens who are granted stock options by an overseas publicly-listed company are required, through a PRC agent or PRC subsidiary of such overseas publicly-listed company, to register with SAFE and complete certain other procedures. We and our PRC citizen employees, who maybe granted share options, or PRC optionees, will be subject to these regulations when our company becomes an overseas publicly-listed company. If we or our PRC optionees fail to comply with these regulations, we or our PRC optionees may be subject to fines and legal sanctions. However, as these rules were only recently promulgated, it is currently unclear as to how they will be interpreted and implemented.
The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

We are dependent on our relationship with the local government in the province in which we operate our business. Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Future inflation in China may inhibit our ability to conduct business in China. In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability. These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

Since most of our assets are located in the PRC, any dividends or proceeds from liquidation is subject to the approval of the relevant Chinese government agencies.

Our assets are predominantly located inside PRC. Under the laws governing Foreign Invested Enterprises in PRC, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. Any dividend payment will be subject to the decision of the board of directors and subject to foreign exchange rules governing such repatriation. Any liquidation is subject to the relevant government agency's approval and supervision as well as the foreign exchange control. This may generate additional risk for our investors in case of dividend payment and liquidation.

We may have limited legal recourse under PRC law if disputes arise under our contracts with third parties.

The Chinese government has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, their experience in implementing, interpreting and enforcing these laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is unpredictable. If our new business ventures are unsuccessful, or other adverse circumstances arise from these transactions, we will face the risk that the parties to these ventures may seek ways to terminate the transactions, or, may hinder or prevent us from accessing important information regarding the financial and business operations of these acquired companies. The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the Chinese government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. Any rights we may have to specific performance, or to seek an injunction under PRC law, in either of these cases, are severely limited, and without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations. Although legislation in China over the past 30 years has significantly improved the protection afforded to various forms of foreign investment and contractual arrangements, these laws, regulations and legal requirements are relatively new and their interpretation and enforcement involve uncertainties, which could limit the legal protection available to us, and foreign investors, including you. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital and could have a material adverse impact on our operations.

There are significant uncertainties under the EIT Law regarding our PRC enterprise income tax liabilities, such as tax on dividends paid to us by our PRC subsidiary and tax on any dividends we pay to our non-PRC corporate stockholders.

The EIT Law provides that enterprises established outside of the PRC whose “de facto management bodies” are located in the PRC are considered as a “tax-resident enterprise” and are generally subject to the uniform 25.0% enterprise income tax rate on global income. Under the implementation regulations to EIT Law, “de facto management body” refers to a managing body that in practice exercises overall management control over the production and business, personnel, accounting and assets of an enterprise. In addition, on April 22, 2009, the State Administration of Taxation of the PRC issued the Notice on the Issues Regarding Recognition of Overseas Incorporated Enterprises that are Domestically Controlled as PRC Resident Enterprises Based on the De Facto Management Body Criteria, or Circular 82, which was retroactively effective as of January 1, 2008. This notice provides that an overseas incorporated enterprise which is controlled by PRC enterprises will be recognized as a “tax-resident enterprise” if it satisfies all of the following conditions: (i) the senior management responsible for daily production/business operations are primarily located in the PRC, and the location(s) where such senior management execute their responsibilities are primarily in the PRC; (ii) strategic financial and personnel decisions are made or approved by organizations or personnel located in the PRC; (iii) major properties, accounting ledgers, company seals and minutes of board meetings and stockholder meetings, etc, are maintained in the PRC; and (iv) 50.0% or more of the board members with voting rights or senior management habitually reside in the PRC. Although Circular 82 only applies to offshore enterprises controlled by PRC enterprises, not those controlled by PRC individuals or foreigners, like our company, the determining criteria set forth in Circular 82 may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises, individuals or foreigners. If the PRC tax authorities determine that we are a “tax-resident enterprise,” we may be subject to enterprise income tax at a rate of 25.0% on our worldwide income. This may have an impact on our effective tax rate, and may result in a material adverse effect on our net income and results of operations.

We face uncertainty from the Circular on Strengthening the Administration of Enterprise Income Tax on Non-resident Enterprises’ Share Transfer (“Circular 698”) released in December 2009 by China’s State Administration of Taxation, or the SAT, effective as of January 1, 2008.

Pursuant to the Circular on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises (“Circular 698”) issued by the SAT on December 10, 2009, where a foreign investor transfers the equity interests of a PRC resident enterprise indirectly via disposing of the equity interests of an overseas holding company (an “Indirect Transfer”) and such overseas holding company is located in a tax jurisdiction that: (i) has an effective tax rate less than 12.5% or (ii) does not tax foreign income of its residents, the foreign investor shall report such Indirect Transfer to the competent tax authority of the PRC resident enterprise. The PRC tax authority will examine the true nature of the Indirect Transfer, and if the tax authority considers that the foreign investor has adopted an abusive arrangement in order to avoid PRC tax, they will disregard the existence of the overseas holding company and re-characterize the Indirect Transfer and as a result, gains derived from such Indirect Transfer may be subject to PRC withholding tax at the rate of up to 10%. Circular 698 also provides that, where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the competent tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

Since Circular 698 became effective on January 1, 2008, we cannot assure you that our reorganization will not be subject to examination by PRC tax authorities or that any direct or indirect transfer of our equity interests in our PRC subsidiaries via our overseas holding companies will not be subject to a withholding tax of 10%.

It may be difficult to protect and enforce our intellectual property rights under PRC law.

Intellectual property rights in China are still developing, and there are uncertainties involved in the protection and the enforcement of such rights. While we are not currently dependent on our intellectual property rights, we still need to pay special attention to protecting our intellectual property and trade secrets. Failure to adequately protect our intellectual property rights could lead to losses, including a potential loss of a competitive advantage that cannot be compensated through a damages award.

New labor laws in the PRC may adversely affect our results of operations.

On June 29, 2007, the PRC government promulgated a new labor law, namely, the Labor Contract Law of the PRC, or the New Labor Contract Law, which became effective on January 1, 2008.  The New Labor Contract Law imposes stricter obligations on employers.  Under the New Labor Contract Law, an employer is obligated to execute written labor contracts with all of its employees; otherwise, an employee without a written labor contract will be entitled to claim double the monthly salary from the employer.

The New Labor Contract Law also imposes tougher procedural requirements relating to a reduction in workforce and requires certain terminations to be based upon seniority and not merit.  In the event we decide to significantly change or decrease our workforce, the New Labor Contract Law could adversely affect our ability to enact such changes in a timely and cost-effective manner that is most advantageous to our business and operations, which may materially and adversely affect our financial condition and results of operations.

Our failure to fully comply with PRC labor laws exposes us to potential liability.

Companies operating in China must comply with a variety of labor laws, including certain social insurance, housing fund and other staff welfare-oriented payment obligations.  There exist uncertainties as to the interpretation, implementation and enforcement of such obligations.  If relevant PRC governmental authorities determine that we have not complied fully with such obligations, we may be in violation of applicable PRC labor and social insurance laws, and we cannot assure you that PRC governmental authorities will not impose penalties on us for any failure to comply.  In addition, in the event that any current or former employee files a complaint with relevant PRC governmental authorities, we may be subject to making up such staff-welfare oriented obligations as well as paying administrative fines.  Our failure to comply with PRC labor laws could expose us to potential liability. Because there have been many off-farm workers in the Company, for the year of 2008, 2009 and 2010, the Company has paid the social insurance of the off-farm workers as a part of their salaries which may not be recognized by the competent authorities. We are also required to contribute to a housing fund for our employees, which we have not done yet. We may be liable for payments and fines arising from such delinquent payments, which according to the Provisional Regulations on Collection and Payment of Social Insurance Premiums, would be a late-payment fine of 0.2% of the sum owed per day counting from the date when the amount first became overdue.

Risks Associated with our Securities

Our securities are restricted securities with limited transferability.

Our securities should be considered a long-term, illiquid investment. Our Common Stock has not been registered under the Act, and cannot be sold without registration under the Act or any exemption from registration. In addition, our Common Stock is not registered under any state securities laws that would permit their transfer. Because of these restrictions and the absence of an active trading market for the securities, a shareholder will likely find it difficult to liquidate an investment.

We may be subject to penny stock rules which will make the shares of our common stock more difficult to sell.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a per share price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

Our shares of common stock are very thinly traded, and the price may not reflect our value and there can be no assurance that there will be an active market for our shares of common stock either now or in the future.

Our shares of common stock are thinly traded. Due to the illiquidity, the market price may not accurately reflect the relative value of the Company. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. Investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. If a more active market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms may not be willing to effect transactions in the securities. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such shares of common stock as collateral for a loans.

REGULATIONS

This section sets forth a summary of the most significant Chinese regulations or requirements that may affect our business activities operated in China or our shareholders’ right to receive dividends and other distributions of profits from the PRC subsidiaries.

Foreign Investment in PRC Operating Companies

The Foreign Investment Industrial Catalogue jointly issued by the MOFCOM and the National Development and Reform Commission or the NDRC in 2007 classified various industries/business into three different categories: (i) encouraged for foreign investment; (ii) restricted to foreign investment; and (iii) prohibited from foreign investment. For any industry/business not covered by any of these three categories, they will be deemed industries/business permitted to have foreign investment. Except for those expressly provided restrictions, encouraged and permitted industries/business are usually 100% open to foreign investment and ownership. With regard to those industries/business restricted to or prohibited from foreign investment, there is always a limitation on foreign investment and ownership. The PRC Subsidiary’s business does not fall under the industry categories that are restricted to, or prohibited from foreign investment and is not subject to limitation on foreign investment and ownership.

Regulation of Foreign Currency Exchange

Foreign currency exchange in the PRC is governed by a series of regulations, including the Foreign Currency Administrative Rules (1996), as amended, and the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange (1996), as amended. Under these regulations, the Renminbi is freely convertible for trade and service-related foreign exchange transactions, but not for direct investment, loans or investments in securities outside the PRC without the prior approval of SAFE. Pursuant to the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange (1996), FIEs may purchase foreign exchange without the approval of SAFE for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange, subject to a cap approved by SAFE, to satisfy foreign exchange liabilities or to pay dividends. However, the relevant Chinese government authorities may limit or eliminate the ability of FIEs to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside the PRC are still subject to limitations and require approvals from SAFE.

Regulation of FIEs’ Dividend Distribution

The principal laws and regulations in the PRC governing distribution of dividends by FIEs include:

(i)	The Sino-foreign Equity Joint Venture Law (1979), as amended, and the Regulations for the Implementation of the Sino-foreign Equity Joint Venture Law (1983), as amended;

(ii)	The Sino-foreign Cooperative Enterprise Law (1988), as amended, and the Detailed Rules for the Implementation of the Sino-foreign Cooperative Enterprise Law (1995), as amended;

(iii)	The Foreign Investment Enterprise Law (1986), as amended, and the Regulations of Implementation of the Foreign Investment Enterprise Law (1990), as amended.

Under these regulations, FIEs in the PRC may pay dividends only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, foreign-invested enterprises in the PRC are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds unless such reserve funds have reached 50% of their respective registered capital. These reserves are not distributable as cash dividends. The board of directors of a FIE has the discretion to allocate a portion of its after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation.

Regulation of a Foreign Currency’s Conversion into RMB and Investment by FIEs

On August 29, 2008, SAFE issued a Notice of the General Affairs Department of the State Administration of Foreign Exchange on the Relevant Operating Issues concerning the Improvement of the Administration of Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises or Notice 142, to further regulate the foreign exchange of FIEs. According to the Notice 142, FIEs shall obtain verification report from a local accounting firm before converting its registered capital of foreign currency into Renminbi, and the converted Renminbi shall be used for the business within its permitted business scope. The Notice 142 explicitly prohibits FIEs from using RMB converted from foreign capital to make equity investments in the PRC, unless the domestic equity investment is within the approved business scope of the FIE and has been approved by SAFE in advance.

Regulation of Foreign Exchange in Certain Onshore and Offshore Transactions

In October 2005, SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-raising and Return Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, or SAFE Notice 75, which became effective as of November 1, 2005, and was further supplemented by two implementation notices issued by SAFE on November 24, 2005 and May 29, 2007, respectively. SAFE Notice 75 states that PRC residents, whether natural or legal persons, must register with the relevant local SAFE branch prior to establishing or taking control of an offshore entity established for the purpose of overseas equity financing involving onshore assets or equity interests held by them. The term “PRC legal person residents” as used in SAFE Notice 75 refers to those entities with legal person status or other economic organizations established within the territory of the PRC. The term “PRC natural person residents” as used in SAFE Notice 75 includes all PRC citizens and all other natural persons, including foreigners, who habitually reside in the PRC for economic benefit.

PRC residents are required to complete amended registrations with the local SAFE branch upon: (i) injection of equity interests or assets of an onshore enterprise to the offshore entity, or (ii) subsequent overseas equity financing by such offshore entity. PRC residents are also required to complete amended registrations or filing with the local SAFE branch within 30 days of any material change in the shareholding or capital of the offshore entity, such as changes in share capital, share transfers and long-term equity or debt investments and these changes do not relate to return investment activities. PRC residents who have already organized or gained control of offshore entities that have made onshore investments in the PRC before SAFE Notice 75 was promulgated must register their shareholdings in the offshore entities with the local SAFE branch on or before March 31, 2006.

Currently, we do not have shareholders whom we know to be PRC residents, . However, there is no assurance that all future shareholders who are PRC residents will make or obtain applicable registrations or comply with other requirements of Circular No. 75 or other rules. See “Risk Factors — Risks Relating to Operations in the People's Republic of China — Recent PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders or our PRC subsidiaries to penalties, limit our ability to distribute capital to our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute funds to us, or otherwise adversely affect us.”

Government Regulations Relating to Taxation

On March 16, 2007, the National People’s Congress or NPC, approved and promulgated the PRC Enterprise Income Tax Law, which we refer to as the New EIT Law. The New EIT Law took effect on January 1, 2008. Under the New EIT Law, FIEs and domestic companies are subject to a uniform tax rate of 25%. The New EIT Law provides a five-year transition period starting from its effective date for those enterprises which were established before the promulgation date of the New EIT Law and which were entitled to a preferential lower tax rate under the then-effective tax laws or regulations.

On December 26, 2007, the State Council issued a Notice on Implementing Transitional Measures for Enterprise Income Tax, or the Notice, providing that the enterprises that have been approved to enjoy a low tax rate prior to the promulgation of the New EIT Law will be eligible for a five-year transition period since 1 January, 2008, during which time the tax rate will be increased step by step to the 25% unified tax rate set out in the New EIT Law. From 1 January, 2008, for the enterprises whose applicable tax rate was 15% before the promulgation of the New EIT Law , the tax rate will be increased to 18% for year 2008, 20% for year 2009, 22% for year 2010, 24% for year 2011, 25% for year 2012. For the enterprises whose applicable tax rate was 24%, the tax rate will be changed to 25% from January 1, 2008.

The New EIT Law provides that an income tax rate of 20% may be applicable to dividends payable to non-PRC investors that are “non-resident enterprises”. Non-resident enterprises refer to enterprises which do not have an establishment or place of business in the PRC, or which have such establishment or place of business in the PRC but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within the PRC. The income tax for non-resident enterprises shall be subject to withholding at the income source, with the payor acting as the obligatory withholder under the New EIT Law, and therefor such income taxes generally called withholding tax in practice. The State Council of the PRC has reduced the withholding tax rate from 20% to 10% through the Implementation Rules of the New EIT Law. It is currently unclear in what circumstances a source will be considered as located within the PRC. We are a U.S. holding company and substantially all of our income is derived from dividends we receive from our subsidiaries located in the PRC. Thus, if we are considered as a “non-resident enterprise” under the New EIT Law and the dividends paid to us by our subsidiary in the PRC are considered income sourced within the PRC, such dividends may be subject to a 10% withholding tax.

Such income tax may be exempted or reduced by the State Council of the PRC or pursuant to a tax treaty between the PRC and the jurisdictions in which our non-PRC shareholders reside. For example, the 10% withholding tax is reduced to 5% pursuant to the Double Tax Avoidance Agreement Between Hong Kong and Mainland China if the beneficial owner in Hong Kong owns more than 25% of the registered capital in a company in the PRC.

The new tax law provides only a framework of the enterprise tax provisions, leaving many details on the definitions of numerous terms as well as the interpretation and specific applications of various provisions unclear and unspecified. Any increase in the combined company’s tax rate in the future could have a material adverse effect on its financial conditions and results of operations.

Regulations of Overseas Investments and Listings

On August 8, 2006, six PRC regulatory agencies, including MOFCOM, CSRC, SASAC, SAT, SAIC and SAFE, jointly amended and released the M&A Rules, which became effective on September 8, 2006. This regulation, among other things, includes provisions that purport to require that an offshore SPV formed for purposes of overseas listing of equity interest in PRC companies and controlled directly or indirectly by PRC companies or individuals obtain the approval of CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange.

However, other than documents required to be submitted, no other details with respect to the timing, criteria and process for obtaining any required approval from the CSRC have been specified. Therefore, it remains unclear how the M&A Rule or the CSRC procedures will be interpreted, amended and implemented by the relevant authorities. See “Risk Factors — Risks Relating to Operations in the People's Republic of China — The application of PRC regulations relating to the overseas listing of PRC domestic companies is uncertain, and we may be subject to penalties for failing to request approval of the PRC authorities prior to listing our shares in the U.S.”

Regulations on Environmental Protection

According to the Prevention and Control of Water Pollution Law, as adopted by the Standing Committee of the 10th National People’s Congress on February 28, 2008 and effective on June 1, 2008, China adopted a licensing system for pollutant discharge. Companies directly or indirectly responsible for discharge of industrial waste water or medical sewage to waters shall be required to obtain a pollutant discharge license. All companies are prohibited from discharging wastewater and sewage to waters without or in violation of the terms of the pollutant discharge license.

The Regulations on the Administration of Construction Projects Environmental Protection (“RACPEP”), as adopted by the State Council on November 18, 1998 and effective on November 29, 1998, governs construction projects and the impact such projects will have on the environment. Pursuant to the RACPEP, the governing body is responsible for supervising the implementation of a three tiered system that includes (i) reviewing and approving a construction project, (ii) overseeing the construction project and (iii) to inspect the finished construction project and ensure that all harmful pollutants are disposed of correctly. Manufacturing companies are required to apply for inspection with environment protection authorities upon completion of a construction project.

Regulations Relating to Employee Share Options

Pursuant to the Implementation Rules of the Administration Measure for Individual Foreign Exchange, or the Individual Foreign Exchange Rule, and an implementation notice on the rule, issued in January and March 2007, respectively, by the SAFE, PRC citizens who are granted share options by an overseas publicly-listed company are required, through a PRC agent designated by such overseas publicly-listed company, to register with the SAFE and complete certain other procedures related to the share options. PRC agents may be the subsidiary of such overseas publicly-listed company, trade union of any such PRC subsidiary having legal person status, a trust and investment company or other financial institution qualified to engage in assets custodian business. Such individuals’ foreign exchange income received from the sale of shares or dividends distributed by the overseas publicly-listed company must first be remitted into a collective foreign exchange account opened and managed by the PRC agent before distribution to such individuals in a foreign currency or in RMB. We and our PRC citizen employees who may be granted share options, or PRC optionees, will be subject to these rules when our company becomes an overseas publicly-listed company. If we or our PRC optionees fail to comply with these regulations, we or our PRC optionees may be subject to fines and legal sanctions. However, as these rules have only been recently promulgated, it is currently unclear as to how these rules will be interpreted and implemented.

Tort Liability Law

The Tort Liability Law of the People’s Republic of China, which was passed during the 12th Session of the Standing Committee of the 11th National People’s Congress on December 26, 2009, states that manufacturers are liable for damages caused by defects in their products and sellers are liable for damages attributable to their fault. If the defects are caused by the fault of third parties such as the transporter or storekeeper, manufacturers and sellers are entitled to claim for compensation from these third parties after paying the compensation amount.

Regulations on Trademarks

Both the PRC Trademark Law, adopted in 1982 and revised in 1993 and 2001, and the Implementation Regulation of the PRC Trademark Law, adopted by the State Council in 2002, give protection to the holders of registered trademarks.  The Trademark Office, under the authority of the State Administration for Industry and Commerce, handles trademark registrations and grants rights for a term of ten years for registered trademarks, which may be renewed by the Trademark Office.  The PRC Trademark Law has adopted a “first-to-file” principle with respect to trademark registration.  Where a trademark for which a registration has been made is identical or similar to another trademark which has already been registered or been subject to a preliminary examination and approval for use on the same kind of or similar commodities or services, the application for registration of such trademark may be rejected.  Any person applying for the registration of a trademark may not prejudice the existing right first obtained by others, nor may any person register in advance a trademark that has already been used by another party and has already gained a “sufficient degree of reputation” through such party’s use.  Trademark license agreements must be filed with the Trademark Office or its regional offices.

PRC Patent Law

The PRC first allowed patents for the protection of proprietary rights, as set forth in the PRC Patent Law, in 1985.

Patent Prosecution
The patent prosecution system in China is different from the system in the United States in a number of significant ways.  China, like most countries other than the United States, follows the ‘‘first to file’’ principle.  In other words, when more than one person files a patent application for the same invention, the patent will be granted to the person who first filed the application.  The United States, in contrast, uses a principle of first to invent to determine the granting of patents.  In addition, the PRC requires absolute novelty in order for an invention to be patentable.  Pursuant to this requirement, generally, with limited exceptions, any prior written or oral publication in or outside the PRC, demonstration or use in the PRC before the patent application filing prevents an invention from being patented in the PRC.  Conversely, subject to certain statutory requirements, inventors in the United States can generally file a patent application within one year after publication of the invention if the inventor can demonstrate that the invention was made prior to the publication.  Patents issued in the PRC are not enforceable in Hong Kong, Taiwan or Macau, each of which has an independent patent system.  The fact that a patent application is pending is no guarantee that a patent will be granted, and even if granted, the scope of a patent may not be as broad as that of the initial application.

Patent Enforcement
When a patent infringement dispute arises, the patent holder or an interested party who believes the patent is being infringed may either file a civil lawsuit or file a complaint with the relevant authorities in charge of the patent administration.  A PRC court may grant the patent holder’s or the interested party’s request for a preliminary injunction before or during the legal proceeding.  Damages for infringement are calculated as either (1) the loss suffered by the patent holder or the interested party due to the infringement or (2) the benefit gained by the infringer from the infringement.  If it is difficult to ascertain damages in this manner, damages may be determined by using a reasonable multiple of the license fee under a contractual license.  Typically, a patent holder in the PRC has the burden of proving that the patent is being infringed.  However, if the holder of a production process patent alleges infringement of such patent, the alleged infringing party which produces the same kind of products has the burden of proving that there has been no infringement.

Compulsory Licensing
Under the PRC Patent Law, where any entity is qualified to utilize a patented technology, but fails to obtain the license from the patent holder on reasonable terms and in a reasonable period of time, the entity is entitled to apply to the State Intellectual Property Office for a compulsory license.  A compulsory license can also be granted where a national emergency or any extraordinary state of affairs occurs, where the public interest so requires, or where a registered invention is substantially superior to a prior invention in connection with technology that has a notable economic significance and the application of the later invention relies on the application of the prior invention.

International Patent Treaties
The PRC is also a signatory to major intellectual property conventions, including the Paris Convention for the Protection of Industrial Property, Madrid Agreement on the International Registration of Marks and Madrid Protocol, Patent Cooperation Treaty, Budapest Treaty on the International Recognition of the Deposit of Microorganisms for the Purposes of Patent Procedure and the Agreement on Trade-Related Aspects of Intellectual Property Rights, or TRIPs.  Although patent rights are national rights, there is a large amount of international co-operation under the Patent Cooperation Treaty, or the PCT, to which China is a signatory.  Under the PCT, applicants in one country can seek patent protection for an invention simultaneously in a number of other member countries by initially filing a single international patent application pursuant to the PCT and then later filing individual country or region specific applications on the international patent application.

Special Note Regarding Forward-Looking Statements

This Current Report contains certain forward-looking statements. When used in this Report or in any other presentation, statements which are not historical in nature, including the words “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” “may,” “project,” “plan” or “continue,” and similar expressions are intended to identify forward-looking statements. They also include statements containing a projection of revenues, earnings or losses, capital expenditures, dividends, capital structure or other financial terms.

The forward-looking statements in this Current Report are based upon our management’s beliefs, assumptions and expectations of our future operations and economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us, that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. These forward-looking statements are based on our current plans and expectations and are subject to a number of uncertainties and risks that could significantly affect current plans and expectations and our future financial condition and results.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Current Report might not occur. We qualify any and all of our forward-looking statements entirely by these cautionary factors. As a consequence, current plans, anticipated actions and future financial conditions and results may differ from those expressed in any forward-looking statements made by or on our behalf. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented herein.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition should be read in conjunction with Zhidal’s historical financial statements and notes to those financial statements for the year ended December 31, 2009 and for the period from January 28, 2008(Inception)  to December 31, 2008,and for the nine months ended September 30, 2010 and 2009 that are included elsewhere in this Current Report on Form 8-K. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

As the result of the Merger and the change in business and operations of the Company from engaging in the food catering business to engaging in the manufacturing and telecommunications business, a discussion of the past financial results of Kurrant is not pertinent, and the historical financial results of Zhidali, the accounting acquirer, prior to the Merger are considered the historical financial results of the Company. The following discussion highlights our plan of operations and the principal factors that have affected our financial condition as well as our liquidity and capital resources for the periods described. This discussion contains forward-looking statements. The following discussion and analysis are based on Zhidali’s financial statements, which we have prepared in accordance with U.S. generally accepted accounting principles. You should read the discussion and analysis together with such financial statements and the related notes thereto. The following discussion and analysis provides information which management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The discussion should be read in conjunction with our audited and unaudited financial statements and related notes and the other financial information included elsewhere in this report.

All amounts are in U.S. Dollars unless otherwise noted.

Variable Interest Entity Agreements

Yangshi Keguang Electronics has entered into a series of contractual arrangements with Shandong Zhidali and its shareholders. Under these contractual arrangements, which obligate Yangshi Keguang Electronics to absorb a majority of the risk of loss from Shandong Zhidali’s activities and entitle it to receive a majority of its residual returns, Yangshi Keguang Electronics has gained effective control over Shandong Zhidali. Through these contractual arrangements, Yangshi Keguang Electronics now holds the variable interests of Shandong Zhidali, and Yangshi Keguang Electronics becomes the primary beneficiary of Shandong Zhidali. Based on these contractual arrangements, Shandong Zhidali is considered as a Variable Interest Entity (“VIE”) under ASC 810, "Consolidation of Variable Interest Entities, an Interpretation of ARB No.51", because the equity investor in Shandong Zhidali no longer has the characteristics of a controlling financial interest. Accordingly, Shandong Zhidali should be consolidated under ASC 810.

Variable Interest Entities

Pursuant to Financial Accounting Standards Board accounting standards, we are required to include in our consolidated financial statements the financial statements of variable interest entities (“VIEs”). The accounting standards require a VIE to be consolidated by a company if that company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE’s residual returns. VIEs are those entities in which we, through contractual arrangements, bear the risk of, and enjoy the rewards normally associated with ownership of the entity, and therefore we are the primary beneficiary of the entity. Shandong Zhidali is considered a VIE, and we are the primary beneficiary. We conduct our operations in China through our indirect PRC subsidiary Shandong Zhidali. We entered into agreements with Shandong Zhidali pursuant to which we shall receive 100% of Shandong Zhidali’s net income.

In accordance with these agreements, Shandong Zhidali shall pay consulting fees equal to 80% of its annual net income to our wholly-owned subsidiary, Yangshi Keguang Electronics. Yangshi Keguang Electronics is also entitled to collect 20% of Shandong Zhidali’s annual net profit under the Equity Interest Pledge Agreement. The accounts of Shandong Zhidali are consolidated in the accompanying financial statements. As a VIE, Shandong Zhidali’s sales are included in our total sales, its income from operations is consolidated with ours, and our net income includes all of Shandong Zhidali’s net income, and its assets and liabilities are included in our consolidated balance sheet. The VIEs do not have any non-controlling interest and accordingly, did not subtract any net income in calculating the net income attributable to us. Because of the contractual arrangements, we have pecuniary interest in Shandong Zhidali that requires consolidation of Shandong Zhidali’s financial statements with our financial statements.

Description of Property

On September 28, 2009, we obtained land use rights for a term expiring in 2059 at a price of $2,410,213 (RMB 16,488,268), including applicable taxes, payable to the National Resources Bureau (“Bureau”).  During August and September 2009, the Bureau returned the funds of $2,410,213 to the Company for use in the development of the Company’s business. Although the Bureau has not forgiven the liability, the Company believes there will be no repayment required by the city government. The Company has recorded a liability under land use right obligation for $2,411,553 at December 31, 2009. The Company may be subject to a government charge for using the funds, but the amount of this charge is currently not estimable.

Result of Operations

Comparison of Year ended December 31, 2009 with the period from January 28, 2008 (Inception) to December 31, 2008

Revenues

As a development stage company, we had no revenue for both fiscal years ended December 31, 2009 and 2008.

Expenses

Total expenses in our fiscal year ended December 31, 2009 were $215,014 comprising of $177,815 in administrative expenses, $12,051 in amortization expenses, $25,496 of interest expenses and $348 of other income, as compared to $45,587 comprised of $45,579 administrative expenses and $8 of other income for the period from January 28, 2008 (inception) to December 31, 2008. No amortization expense or interest expense were recorded in 2008. The increase in expenses is due to increases in office overhead, entertainment, employee salary, travel expenses and amortization of the land use right.

Net Loss

The Company incurred a net loss of $215,014 in our fiscal year ended December 31, 2009, as compared to a net loss of $45,571 for the period from January 28, 2008 (inception) to December 31, 2008. The increase in net loss is primarily due to increases in operations and amortization as discussed above.

Comparison of Nine-Months Ended September 30, 2010 with the Nine-Months Ended September 30, 2009

Revenues

As a development stage company, we had no revenue for both nine months ended September 30, 2010 and 2009.

Expenses

Total expenses for the nine-month period ended September 30, 2010 were $864,543 comprised of $641,010 in administrative expenses, $107,312 in depreciation and amortization expense, $116,277 of interest expense and $56 of other income, as compared to $122,740 for the nine-month period ended September 30, 2009 comprised of $112,885 in administrative expense, $10,193 of interest expense and $338 of other income.

Net Loss

The Company had a net loss of $864,543 for the nine-month period ended September 30, 2010, as compared to a net loss of $122,740 for the nine-month period ended September 30, 2009. We have not attained profitable operations to date as a development stage company.

Liquidity and Capital Resources

The Company’s principal sources of funds are from the sale of common stock, proceeds from the issuance of notes payable, and advances and loans from the local government and related parties. As of September 30, 2010 and December 31, 2009, our cash on hand was $98,519 and $6,082, respectively.

Capital Resources

At December 31, 2009, we had total assets of $5,853,524 consisting of cash of $6,082, other current assets of $39,378, due from related party of $29,252, prepaid expenses of $4,784, property and equipment of $1,744,050, construction-in-progress of $1,630,483 and land use right of $2,399,495.

At September 30, 2010, we had total assets of $9,399,773 consisting of cash of $98,519, restricted cash of $123,841, other current assets of $246,803, due from related party of $154,022, prepaid expenses of $1,577,060, inventory of $61,227, property and equipment of $1,866,070, construction-in-progress of $2,859,830 and land use right of $2,412,401.

Liabilities

Our liabilities at December 31, 2009 totaled $4,623,219 and consisted of accounts payable and accrued expenses of $1,464,154, notes payable of $424,150, land use right obligation of $2,411,553 and amounts due to a related party of $323,362.

As of September 30, 2010, we had total liabilities of $7,560,630 which consisted of accounts payable and accrued expenses of $1,705,570, notes payable of $2,497,649, land use right obligation of $2,461,634 and a long term notes payable of $895,777.

Cash Flow

Highlights from the Company’s cash flow results for the fiscal year ended 2009, and the period from January 28, 2008 (inception) to December 31, 2008 are as follows:

Cash used in investing activities increased to $2,909,661 during the fiscal year ended December 31, 2009 compared to $1,441,270 for the period from January 28, 2008 (inception) to December 31, 2008. The increase primarily related to $2,410,213 of cash used for obtaining the land use right.

Our financing activities generated $3,150,382 for the year ended December 31, 2009, compared to approximately $1,414,956 for the period from January 28, 2008 (inception) to December 31, 2008. The cash generated in 2009 was the result of the issuance of notes payables, advances from the local government and loans from related parties.

Highlights from the Company’s cash flow results for the nine months ended September 30, 2009, and September 30, 2010 are as follows:

Cash used in investing activities decreased to $1,318,575 for the nine months ended September 30, 2010 compared to $2,796,153 for the nine months ended September 30, 2009. The decrease primarily related to $2,410,213 of one-time cash paid for obtaining land use right in 2009.

Our financing activities generated $3,855,273 for the nine months ended September 30, 2010, compared to approximately $2,932,612 for the nine month ended September 30, 2009. The cash generated in 2010 was the result of the sale of common stock proceeds from the issuance of notes payable.

The Company currently has working capital deficit, no sources of recurring revenue and has generated cumulative net losses of $1,125,128 and negative cash flows from operations of $2,686,333 during the period from January 28, 2008 (inception) through September 30, 2010. The Company does not anticipate positive cash flow from operations before 2011 and cannot predict if and when the Company may generate profits. The Company expects to finance its operations primarily through future financings and operating cash flows expected from the start of its operations in December 2010. On December 16, 2010, the Company entered into a promissory note in the amount of $1,170,070 (RMB 8 million) secured by the Company’s primary building. The Company plans to utilize the proceeds from the loan as working capital until it generates positive cash from its operations. Although we have funded our operations to date by additional capital injection form the shareholders, there is no assurance that our capital raising efforts will be able to attract additional necessary capital for our operations in the future. If we are unable to obtain additional funding for operations in the future, we may not be able to continue operations as proposed, requiring us to modify our business plan, curtail various aspects of our operations or cease operations.

Off-Balance Sheet Arrangements

None.

Effects of Inflation

We believe that inflation has not had a material impact on our results of operations for the fiscal year ended 2009 and the period from January 28, 2008 (inception) to December 31, 2008, since inflation rates have generally remained at relatively low levels and our operations are not otherwise uniquely affected by inflation concerns.

Critical Accounting Policies

a.	Basis of preparation

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The consolidated financial statements include the Company’s accounts and those of its wholly-owned. Upon consolidation, all significant intercompany accounts and transactions are eliminated.

b.	Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates.

c.	Cash and cash equivalents

Cash and cash equivalents include cash on hand, cash on deposit with various financial institutions in the People’s Republic of China (“PRC”) and all highly-liquid investments with original maturities of three months or less at the time of purchase. Banks and other financial institutions in PRC do not provide insurance for funds held on deposit.

d.	Accounts receivable

Accounts receivable are recognized and carried at original invoiced amount less an allowance for uncollectible accounts, as needed.

e.	Inventories

Inventories are stated at cost adjusted to approximate the lower of actual cost (weighted average cost method) or market (net realizable value). Generally, inventories on hand in excess of forecasted demand for the next six months are not valued. Obsolete inventories are written off.

f.	Property and equipment

Property and equipment are initially recognized and recorded at cost. Gains or losses on disposals are reflected as gain or loss in the period of disposal. The cost of improvements that extend the life of plant and equipment are capitalized. These capitalized costs may include structural improvements, equipment and fixtures. All ordinary repairs and maintenance costs are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets:

Building	20 years
Machinery and equipment	10 years
Office and other equipment	5 years
Vehicles	4 years
Computers	3 years

g.	Prepayments for Fixed Assets and Construction-in-progress

Prepayments are made for fixed assets and construction of the plant facility as progress of building the plant facility occurs. Prepayments are nonrefundable by the construction companies. These prepayments are generally classified as construction-in-progress until such time as the construction project is complete. Construction-in- progress is not subject to depreciation before the plant facility is placed in service.

h.	Impairment of long-lived assets

The Company accounts for the impairment of plant and equipment and amortizable intangible assets in accordance with current accounting standards, which requires the Company to evaluate a long-lived asset for recoverability when there is event or circumstance that indicates the carrying value of the asset may not be recoverable. An impairment loss is recognized when the carrying amount of a long-lived asset or asset group is not recoverable (when carrying amount exceeds the gross, undiscounted cash flows from use and disposition) and is measured as the excess of the carrying amount over the asset’s (or asset group’s) fair value.

i.	Revenue recognition

The Company will recognize revenue from products sold to customers when persuasive evidence of an arrangement exists, the price is fixed or determinable, delivery has occurred and collectability is reasonably assured. Estimates of product returns, allowances and future price reductions, based on actual historical experience and other known or anticipated trends and factors, will be recorded at the time revenue is recognized. As a development stage company, the Company has not generated revenue as of December 31, 2009.

j.	Income taxes

The Company accounts for income taxes in accordance with current accounting standards, which require an asset and liability approach for financial accounting and reporting for income taxes and allow recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

k.	Related parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

l.	Earnings (loss) per common share

Basic earnings (loss) per share is computed by dividing net income (loss) attributable to common shareholders by the weighted average number of common shares outstanding for all periods.  Diluted earnings per share is computed by dividing net income (loss) attributable to common shareholders by the weighted average number of shares outstanding, increased by common stock equivalents.  Common stock equivalents represent incremental shares issuable upon exercise of outstanding warrants. However, potential common shares are not included in the denominator of the diluted earnings (loss) per share calculation when inclusion of such shares would be anti-dilutive, such as in a period in which a net loss is recorded. During the period from January 28, 2008 to December 31, 2009, there were no treasury stock purchases or common stock equivalents outstanding.

m.	Foreign currency translation

The functional currency of the Company is the Hong Kong Dollar (“HKD”). The Company maintains its financial statements using the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss) for the respective periods.

The functional currency of the Company’s wholly owned subsidiary, Shandong Zhidali Industrial Co, Ltd (Shandong Zhidali) is the Renminbi (“RMB”), the PRC’s currency. Shandong Zhidali maintains its financial statements using its own functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss) for the respective periods.

For financial reporting purposes, the consolidated financial statements of the Company, which are prepared in HKD, are translated into the Company’s reporting currency, United States Dollars (“USD”); the financial statements of the subsidiary, which are prepared in RMB, are translated into the Company’s reporting currency, USD. Balance sheet accounts are translated using the closing exchange rate in effect at the balance sheet date and income and expense accounts are translated using the average exchange rate prevailing during the reporting period.

Adjustments resulting from the translation, if any, are included in accumulated other comprehensive income (loss) in shareholders’ equity.

The exchange rates used for foreign currency translation were as follows (USD$1 = HKD):

Period Covered	Balance Sheet Date Exchange Rates	Year to Date Average Exchange Rates

From inception to December 31, 2008	7.75070	7.78737
Year ended December 31, 2009	7.75510	7.75218

The exchange rates used for foreign currency translation were as follows (USD$1 = RMB):

Period Covered	Balance Sheet Date Exchange Rates	Year to Date Average Exchange Rates

From inception to December 31, 2008	6.85420	6.96225
Year ended December 31, 2009	6.83720	6.84088

Recently Issued Accounting Pronouncements

On July 1, 2009, the FASB officially launched the FASB Accounting Standards Codification, which has become the single official source of authoritative, nongovernmental U.S. Generally Accepted Accounting Principles, in addition to guidance issued by the Securities and Exchange Commission. The codification supersedes all prior FASB, AICPA, EITF, and related literature. The codification, which is effective for interim and annual periods ending after September 15, 2009, is organized into approximately 90 accounting topics. The FASB no longer issues new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts. Instead, amendments to the codification are made by issuing “Accounting Standards Updates.”

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (ASC 855), which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  ASC 855 also requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected.  This disclosure should alert all users of financial statements that an entity has not evaluated subsequent events after that date in the set of financial statements being presented. ASC 855 is effective for interim and annual periods ending after September 15, 2009.  The adoption of this guidance did not have a material impact on the Company’s consolidated results of operations or financial condition.

In August 2009, the FASB issued ASU No. 2009-05, Measuring Liabilities at Fair Value, which provides additional guidance on how companies should measure liabilities at fair value under ASC 820. The ASU clarifies that the quoted price for an identical liability should be used. However, if such information is not available, a entity may use, the quoted price of an identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities traded as assets, or another valuation technique (such as the market or income approach). The ASU also indicates that the fair value of a liability is not adjusted to reflect the impact of contractual restrictions that prevent its transfer and indicates circumstances in which quoted prices for an identical liability or quoted price for an identical liability traded as an asset may be considered level 1 fair value measurements.  The ASU is effective October 1, 2009. The adoption of this guidance did not have a material impact on the Company’s results of operations or financial condition.

In September 2009, the Financial Accounting Standards Board (FASB) issued a standard that established the FASB Accounting Standards Codification (ASC) and amended the hierarchy of generally accepted accounting principles (ASC) and amended the hierarchy of generally accepted accounting principles (GAAP) such that the ASC became the single source of authoritative nongovernmental U.S. GAAP. The ASC did not change current U.S. GAAP, but was intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place. All previously existing accounting standard documents were superseded and all other accounting literature not included in the ASC is considered non-authoritative. New accounting standards issued subsequent to September 30, 2009 are communicated by the FASB through Accounting Standards Updates (ASUs). The Company adopted the ASC on September 30, 2009. This standard did not have an impact on the Company’s consolidated results of operations or financial condition.

In September 2009, the FASB issued an accounting standard that revised the consolidation guidance for variable-interest entities. The modifications include the elimination of the exemption for qualifying special purpose entities, a new approach for determining who should consolidate a variable-interest entity, and changes to when it is necessary to reassess who should consolidate a variable-interest entity. The standard was effective January 1, 2010. This standard did not have a material impact on the Company’s consolidated results of operations or financial condition.

In September 2009, the FASB issued a new standard regarding the accounting for transfers of financial assets amending the existing guidance on transfers of financial assets to, among other things, eliminate the qualifying special-purpose entity concept, include a new unit of account definition that must be met for transfers of portions of financial assets to be eligible for sale accounting, clarify and change the de-recognition criteria for a transfer to be accounted for as a sale, and require significant additional disclosure. The standard was effective for new transfers of financial assets beginning January 1, 2010. The adoption of this standard did not have a material impact on the Company’s consolidated results of operations or financial condition.

There were various other accounting standards and interpretations issued during 2009 and 2008, none of which are expected to have a material impact on the Company’s financial position, operations or cash flows.

PRINCIPAL SHAREHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our securities beneficially owned for (i) each shareholder known to be the beneficial owner of more than 5% of our outstanding shares of common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group, after the Closing of the Share Exchange.

Unless otherwise specified, the address of each of the persons set forth below is in care of Shandong Zhidali, No. 1 Zhidali Road, Economic Development Area, TengZhou City, Shandong Province, P.R.C. 277500.

Name of Beneficial Owner	Amount (number of shares)	Percentage of Outstanding Shares of Common Stock *

Zhidali International Group Inc. (1)	47,358,127	95.00%
Zhiqiang Yang (2)	0	0%

* Based upon 49,850,660 shares of Common Stock issued and outstanding after the closing of the Share Exchange on February 11, 2011.

(1) Zhidali International Group Inc. is owned by Chan Yuet Ming (subject to the Make Good Agreement described in Footnote 2 and the discussion below).

(2) Zhiqiang Yang was appointed chairman of our board of directors and our chief executive officer at the closing of the Share Exchange. Pursuant to a make good agreement, Mr. Zhiqiang Yang, our Chairman and Chief Executive Officer will have an option, subject to certain vesting periods, to acquire from Chan Yuet Ming, the current sole shareholder of Zhidali International Group Inc., up to 99% over a five year vesting period, of Zhidali International Group Inc. equity, which, upon exercise, would entitle Mr. Yang to own 99% of the equity of Zhidali International Group Inc.. Accordingly, upon exercise of such option, Mr. Yang will indirectly (through his ownership of Zhidali International Group Inc.) own and control 46,884,546 shares of our Common Stock.

Make Good Agreement

Mr. Chan Yuet Ming, the sole shareholder of Zhidali International Group Inc., entered into a Make Good Agreement with Mr. Zhiqiang Yang dated November 20, 2010. Pursuant to the Make Good Agreement, Mr. Ming has granted to Mr. Yang an option to acquire all of the shares of Zhidali International Group Inc.  .over the next five years with the following condition: the net income reported in the consolidated interim report of Yangshi Keguang Electronics commencing from January 1, 2011 to June 30, 2011 is no less than $0.1 million.

A copy of the Make Good Agreement between Chan Yuet Ming, Zhiqiang Yang and Xianhua Meng is attached hereto as Exhibit 10.20.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Pursuant to our articles of incorporation, we are authorized to issue 50,000,000 shares of Common Stock, par value $0.001 per share. We have agreed to the issuance of 47,358,127 shares of Kurrant Common stock, representing approximately 95% of the shares outstanding of Kurrant, to the Zhidali Industrial Co. Ltd. Shareholders in exchange for 100% of the issued and outstanding capital stock of Zhidali Industrial Co. Ltd. As of the Closing Date, there will be 49,850,660 outstanding shares of Common stock. Additionally, 1,000,000 shares of restricted stock have also been authorized.

Common Stock

Holders of Common Stock are entitled to cast one vote for each share on all matters submitted to a vote of shareholders, including the election of directors. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board out of funds legally available therefore. See “Dividend Policy” below. Such holders do not have any preemptive or other rights to subscribe for additional shares. All holders of Common Stock are entitled to share ratably in any assets for distribution to shareholders upon the liquidation, dissolution or winding up of the Company. There are no conversion, redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable.

Dividend Policy

We have not paid cash dividends on any class of common equity since formation and we do not anticipate paying any dividends on our outstanding Common Stock in the foreseeable future. We plan to retain any earnings to finance the development of the business and for general corporate purposes

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company’s common stock is thinly traded on the over-the-counter market under the symbol “KRTF.” There can be no assurance that a liquid market for our securities will ever develop. Transfer of our common stock may also be restricted under the securities or blue sky laws of various states and foreign jurisdictions. Consequently, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Transfer Agent and Registrar

The Transfer Agent is Corporate Stock Transfer, Inc., located at 3200 Cherry Creek South Drive, Suite 430, Denver, Colorado 80209 with phone number (303) 282-4800.

LEGAL PROCEEDINGS

Currently there are no legal proceedings pending or threatened against us. However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Current Report on Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Bylaws authorize indemnification of a director, officer, employee or agent against expenses incurred by him in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, employee, or agent found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification.

The above-described provisions relating to the exclusion of liability and indemnification of directors and officers are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities arising under the Securities Act of 1933.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors and officers and to persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS

None.

Item 3.02 Unregistered Sales of Equity Securities

In connection with the Exchange Agreement, the Company issued an aggregate of 47,358,127 shares of Common Stock to the Zhidali Industrial Co., Ltd. Shareholders.  We received in exchange from the Zhidali Industrial Co., Ltd. Shareholders 100% of the issued and outstanding shares of Zhidali Industrial Co., Ltd., which exchange resulted in Zhidali Industrial Co., Ltd. becoming our wholly owned subsidiary. The issuance of such securities was exempt from registration pursuant to Section 4(2) of, and Regulation D and/or Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Copies of the Exchange Agreement is filed as Exhibits 2.1 to this Form 8-K. The description of the transaction contemplated by these documents does not purport to be complete and is qualified in its entirety by reference to the full text of the documents filed as exhibits hereto and incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

As described in Item 2.01, in connection with the Share Exchange Agreement, on February 11, 2011 we issued 47,358,127 shares of our Common Stock to the Zhidali Industrial Co., Ltd. Shareholders, their affiliates or assigns in exchange for the transfer of 100% of the outstanding shares of Zhidali Industrial Co., Ltd. Reference is made to the disclosures set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

In connection with the Closing of the Exchange, and as described in Item 5.02 of this Current Report dated February 11, 2011, our former majority shareholder, Mr. Zhiqiang Yang cancelled the 10,175,000 shares he owned and our Chief Executive Officer resigned from his position.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

DIRECTORS AND OFFICERS

Set forth below is information regarding our directors, executive officers and director nominees. Pursuant to the terms of the Share Exchange, Kurrant’s officers and directors shall resign, with such director resignations to become effective on the tenth day after the mailing of a Schedule 14F-1 Information Statement to our stockholders (the “14F Effective Date”) regarding the change in our board of directors pursuant to the Share Exchange. Prior to the Share Exchange, our board of directors appointed Zhiqiang Yang as the Chairman of our Board, with such appointment to be effective on the 14F Effective Date. The officers and directors to take effect after the Share Exchange were not affiliated with us prior to the Share Exchange. The Board is comprised of only one class. All of the directors will serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal.

Provided below is a brief description of our newly elected officers and directors and their business experience and an indication of directorships he/she has held in other companies, if any, subject to the reporting requirements under the federal securities laws.

Name	Age	Position
Zhiqiang Yang	34	Chairman, Chief Executive Officer

Mr. Zhigiang Yang, Chairman, Chief Executive Officer

Mr. Yang has experience in management of various types of companies. In that regard, between 1994 and 1997, Mr. Yang was an initial joint investor for the Sanyou Delivery Station where he also served as a manager. From 1997 to 1999, Mr. Yang served as the General Manager of the Shenzhen Pengfei Printing Co., Ltd. Thereafter, from 1999 to 2001, he served as the Executive Vice General Manager for Zingzhenyu (Shenzen) Electronica Co., Ltd.

From 2001 to 2002 Mr. Yang served as the President of Shenzen Zhidali Industrial Co., Ltd. From 2002-2003 he then served as the President of Shenzen Zhidali Plastic Model Co., Ltd. From 2003-2005, Mr. Yang served as the President of Zhidali (Jining) Co., Ltd. From 2005 to 2006, Mr. Yang served as the President of Shenzhen Chenhui Electronica Co., Ltd. Thereafter, from 2006 to 2008, Mr. Yang served as the President of Shenzhen Zhidali Plastic and Metal Manufacturing Co., Ltd.

From 2008 to the present, Mr. Yang serves as President of the Shandong Zhidali Industrial Co., Ltd., Tengzhou Zhidali Radio and Television Network Co., Ltd. as well as the Tengzhou Zhidali Media Co., Ltd.

Executive Compensation

The following table sets forth the compensation paid or accrued by us to our President and Chief Executive Officer for the year ended June 30, 2010.

Name	Title	06/30/10 Fiscal Year Annual Salary (RMB)
Zhiqiang Yang	Chief Executive Officer	0*

* We have paid for Mr. Yang’s cell phone use and Mr. Yang has the ability to use the company car and gets reimbursed for tolls, gas and other expenses.

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of our Company during the past five years.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Employment Agreements

We have not entered into an employment agreement with our sole officer and director, Zhiqiang Yang.

Board of Directors

All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the Board.

Our directors are reimbursed for expenses incurred by them in connection with attending Board meetings, but they do not receive any other compensation for serving on the Board.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

At December 31, 2008 and 2009, the Company had a balance due to Mr. Zhiqiang Yang, the majority shareholder and CEO, of $7,059 and $323,362, respectively, for advances made to fund operations. This payable is due on demand, non-interest bearing and has no maturity date.

At December 31, 2008 and 2009, Zhidali had a balance due from Mr. Hwa Yang, brother of the CEO, of $0 and $29,252 for Mr. Hwa Yang to purchase materials and tools on behalf of Zhidali in Shenzhen, China.

Director Independence and Board Committees

We do not have any independent directors and our board of directors is in the process of searching for suitable candidates. Our board of directors does not have any committees, as companies whose securities are traded on the OTC Bulletin Board are not required to have board committees. However, at such time in the future that we appoint independent directors on our board we expect to form the appropriate board committees.

Code of Ethics

We currently do not have a code of ethics that applies to our officers, employees and directors, including our Chief Executive Officer and senior executives.

Conflicts of Interest

Certain potential conflicts of interest are inherent in the relationships between our officers and directors, and the Company.

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate. These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with ours with respect to operations, including financing and marketing, management time and services and potential customers. These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated. Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our shareholders will have any right to require participation in such other activities.

Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities. We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

Corporation Information

Our principal executive offices are located at No. 1 Zhidali Road, Economic Development Area, TengZhou City, Shandong Province, P.R.C. 277500.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 11, 2011, as a result of the consummation of the Share Exchange, we changed our fiscal year end from September 30 to December 31.

Item 5.06 Change in Shell Company Status.

As described in Item 2.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the Closing of the Share Exchange. As a result of the Share Exchange, Zhidali Industrial Co., Ltd. became our wholly owned subsidiary and our main operating business. Consequently, we believe that the Share Exchange has caused us to cease to be a shell company. For more information about the Share Exchange, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K which information is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Reference is made to the Share Exchange under the Share Exchange Agreement, as described in Item 1.01. As a result of the closing of the Share Exchange, our primary operations consist of the business and operations of Tengzhou City Yangshi Keguang Electronics Co., Ltd., which are conducted by Shandong Zhidali Industrial Co. Ltd. In the Share Exchange, we are the accounting acquiree and Tengzhou City Yangshi Keguang Electronics Co., Ltd. is the accounting acquiror. Accordingly, we are presenting the financial statements of Shandong Zhidali Industrial Co. Ltd. and its subsidiaries.

(a)	Financial statements of business acquired.

(i) Audited consolidated financial statements of Zhidali Industrial Co., Ltd. as of and for the year ended December 31, 2009 and for the period from January 28, 2008 (inception) and related notes thereto is attached hereto as Exhibit 99.1.

(ii) Unaudited consolidated financial statements of Zhidali Industrial Co., Ltd. as of and for the nine months ended September 30, 2010 and 2009, and related notes thereto is attached hereto as Exhibit 99.2.

(b)	Pro forma financial information.

Unaudited pro forma financial statements and related notes thereto are attached hereto as Exhibit 99.3.

(c)	Shell company transactions.

None.

(d)	Exhibits.

EXHIBIT INDEX

Exhibit Number	Description
2.1	Share Exchange Agreement between Kurrant Food Enterprise, Zhidali Industrial Co., Ltd. and Zhidali International Group Inc., dated February 11, 2011.
10.1	Exclusive Technical Consulting Service Agreement between Tengzhou City Yangshi Keguang Electronics Co., Ltd. and Shandong Zhidali Industrial Co. Ltd., dated February 11, 2011
10.2	Operating Agreement between Tengzhou City Yangshi Keguang Electronics Co., Ltd. , Shandong Zhidali Industrial Co. Ltd., Zhiqiang Yang and Xianhua Meng, dated February 11, 2011
10.3	Exclusive Equity Purchase Agreement between with Zhiqiang Yang, Tengzhou City Yangshi Keguang Electronics Co., Ltd. and Shandong Zhidali Industrial Co. Ltd., dated February 11, 2011.
10.4	Exclusive Equity Purchase Agreement with Xianhua Meng, Tengzhou City Yangshi Keguang Electronics Co., Ltd. and Shandong Zhidali Industrial Co. Ltd., dated February 11, 2011.
10.5	Equity Interest Pledge Agreement with Zhiqiang Yang, Tengzhou City Yangshi Keguang Electronics Co., Ltd. and Shandong Zhidali Industrial Co. Ltd., dated February 11, 2011.
10.6	Equity Interest Pledge Agreement with Xianhua Meng, Tengzhou City Yangshi Keguang Electronics Co., Ltd. and Shandong Zhidali Industrial Co. Ltd., dated February 11, 2011
10.7	Power of Attorney issued by Zhiqiang Yang, dated February 11, 2011.
10.8	Power of Attorney issued by Xianhua Meng, dated February 11, 2011.
10.9	Agreement between Shandong Zhidali Industrial Co. Ltd. and the Administration of Radio Film and Television of TengZhou City, dated January, 2010.
10.10	Agreement between Shandong Zhidali Industrial Co. Ltd. and Shanghai Yuangong Trading Co., Ltd, dated November 12, 2010.
10.11	Agreement between Shandong Zhidali Industrial Co. Ltd. and Shanghai Yuangong Trading Co., Ltd, dated December 10, 2010.
10.12	Agreement between Shandong Zhidali Industrial Co. Ltd. and Beijing Xinlianyu Technology Co., Ltd., dated August 14, 2010.
10.13	Agreement between Shandong Zhidali Industrial Co. Ltd. and Beijing Xinlianyu Technology Co., Ltd., dated October 20, 2010.
10.14	Agreement between Shandong Zhidali Industrial Co. Ltd. and Beijing Xinlianyu Technology Co., Ltd., dated October 27, 2010.
10.15	Agreement between Shandong Zhidali Industrial Co. Ltd. and Beijing Xinlianyu Technology Co., Ltd., dated November 16, 2010.
10.16	Agreement between Shandong Zhidali Industrial Co. Ltd. and Shanghai High Definition Technology Industrial Co., Ltd, dated March 27, 2010.
10.17	Agreement between Shandong Zhidali Industrial Co. Ltd. and Shanghai High Definition Technology Industrial Co., Ltd, dated November 8, 2010.
10.18	Agreement between Shandong Zhidali Industrial Co. Ltd. and Shanghai High Definition Technology Industrial Co., Ltd, dated December 3, 2010.
10.19	Agreement between Shandong Zhidali Industrial Co. Ltd. and Vertex Electronics Technology Co., Ltd dated December 3, 2010.
10.20	Make Good Agreement between Chan Yuet Ming and Zhiqiang Yang, dated November 20, 2010.
99.1	Audited consolidated financial statements of Zhidali Industrial Co., Ltd. as of and for the years ended December 31, 2009 and 2008, and related notes thereto.
99.2	Unaudited consolidated financial statements of Zhidali Industrial Co., Ltd. as of and for the nine months ended September 31, 2010 and 2009, and related notes thereto.
99.3	Unaudited pro forma financial statements and related notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Kurrant Food Enterprises, Inc.

Date: February 11, 2011	By:	/s/ Zhiqiang Yang
Chief Executive Officer